Filed Pursuant to Rule 424(b)(2)
Registration No. 333-141561
This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 26, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 26, 2007)

$

The Chubb Corporation

% Directly-Issued Subordinated Capital Securities (DISCSsm) due 2067

The  % Directly-Issued Subordinated Capital Securities (DISCSsm) due 2067, which are referred to in this prospectus supplement as the Debentures, are unsecured, subordinated debentures, and will bear interest from the date they are issued to but excluding          , 2017 at an annual rate of  %, payable semi-annually in arrears on           and           of each year, beginning on          , 2007. From and including          , 2017, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus  %, payable quarterly in arrears on          ,          ,          , and           of each year, beginning on          , 2017. So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, upon a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

The principal amount of the Debentures will become due on          , 2037 (or if such day is not a business day, the following business day), which is referred to in this prospectus supplement as the scheduled maturity date, only to the extent that we have received sufficient net proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the Debentures in full on such scheduled maturity date. If any principal amount of the Debentures is not paid on the scheduled maturity date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus  %, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Debentures in full. On          , 2067, which is referred to in this prospectus supplement as the final maturity date (or if such day is not a business day, the following business day), we must pay any remaining outstanding principal and interest in full on the Debentures whether or not we have sold qualifying capital securities.

We may redeem the Debentures in whole or in part at our option, or in whole but not in part after the occurrence of certain tax or rating agency events, at the applicable redemption price set forth in this prospectus supplement.

Investing in the Debentures involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2006 incorporated by reference in this prospectus supplement.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Underwriting	Proceeds, Before
	Price to	Discounts	Expenses, to The
	Public	and Commissions	Chubb Corporation

Per Debenture	%	(1)%	%
Total	$(1)	$	$

(1)	Plus interest accrued on the Debentures, if any, from , 2007.

The underwriters expect to deliver the Debentures in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg and/or Euroclear Bank N.V./S.A., on or about          , 2007.

Joint Book-Running Managers

Citigroup Sole Structuring Advisor	Credit Suisse	Lehman Brothers	Goldman, Sachs & Co.

DISCSsm is a service mark of Citigroup Global Markets Inc. Citigroup Global Markets Inc. has applied for patent protection for certain aspects of the DISCSsm structure described in this prospectus supplement.

          , 2007

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” on page 37 of the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in the accompanying prospectus, this prospectus supplement and any related free writing prospectus issued by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or referred to in this prospectus supplement or the accompanying prospectus which are made available to the public and in any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in the accompanying prospectus, this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” on page 37 of the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2006. Unless otherwise mentioned, all references in this prospectus supplement to “Chubb,” “we,” “us,” and “our” or similar references mean The Chubb Corporation.

The Chubb Corporation

The Chubb Corporation was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies and referred to in this prospectus supplement and the accompanying prospectus as the P&C Group. Since 1882, the P&C Group has provided property and casualty insurance to businesses and individuals around the world. According to A.M. Best, the P&C Group is the 11th largest U.S. property and casualty insurance group based on 2005 net written premiums.

At December 31, 2006, Chubb and its subsidiaries had total assets of $50 billion and shareholders’ equity of $14 billion. Together with our subsidiaries, we employed approximately 10,800 persons worldwide on December 31, 2006. The P&C Group provides insurance coverage principally in the United States, Canada, Europe, Australia, and parts of Latin America and Asia.

The P&C Group is divided into three strategic business units:

•	commercial;

•	specialty; and

•	personal.

Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Specialty Insurance also includes our surety business. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

In December 2005, we transferred our ongoing reinsurance assumed business to Harbor Point Limited. Other than pursuant to certain arrangements entered into with Harbor Point, the P&C Group generally no longer engages directly in the reinsurance assumed business. Harbor Point has the right for a transition period of up to two years to underwrite specific reinsurance business on the P&C Group’s behalf. The P&C Group retains a portion of any such business and cedes the balance to Harbor Point.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

The Debentures

Repayment of Principal

The principal amount of the Debentures, together with accrued and unpaid interest, will become due on       , 2037 (or if that date is not a business day, the next business day) which is referred to in this prospectus supplement as the scheduled maturity date, subject to the limitations described below.

We are required to use our commercially reasonable efforts, subject to a market disruption event, as described under “Description of the Debentures — Repayment of Principal,” to raise sufficient net proceeds from the issuance of qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”) in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on the scheduled maturity date. If we have not raised sufficient net proceeds to permit repayment in full of the Debentures on the scheduled maturity date, we will apply any available proceeds to repay the Debentures, and the unpaid portion will remain outstanding and will continue to bear interest at three-month LIBOR plus  %, payable quarterly (as described in “— Interest”), until repaid. We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the Debentures on the following quarterly interest payment date, and on each quarterly interest payment date thereafter, until the Debentures are paid in full.

Any unpaid principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on          , 2067, which is referred to in this prospectus supplement as the final maturity date, or upon acceleration following an event of default, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant (described in “Description of the Replacement Capital Covenant”) we are permitted to repay the Debentures using the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

Interest

From          , 2007 to but excluding          , 2017, or earlier redemption date, the Debentures will bear interest at the annual rate of  %. Chubb will pay that interest semi-annually in arrears on           and           of each year, beginning on          , 2007, subject to our rights and obligations described in “Description of the Debentures — Option to Defer Interest Payments” and “Description of the Debentures — Alternative Payment Mechanism.” From and including          , 2017, the Debentures will bear interest at an annual rate equal to three-month LIBOR plus % payable quarterly in arrears on          ,          ,           and           of each year, beginning on          , 2017, subject to our rights and obligations described in “Description of the Debentures — Option to Defer Interest Payments” and “Description of the Debentures — Alternative Payment Mechanism.”

So long as no event of default with respect to the Debentures has occurred and is continuing, we have the right on one or more occasions to defer the payment of interest on the Debentures as described in “Description of the Debentures — Option to Defer Interest Payments.” We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in “Description of the Debentures — Alternative Payment Mechanism” until we have deferred interest for five consecutive years or, if earlier, upon a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Debentures (including compounded interest thereon) during the deferral period from any source other than the net proceeds from the issuance of APM qualifying securities, which consist of our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, as described in “Description of the Debentures — Alternative Payment Mechanism.”

Subordination

The Debentures will be unsecured, subordinated and junior in right of payment to all of our existing and future senior indebtedness, but will rank equally in right of payment upon liquidation, dissolution or winding up with debt that by its terms does not rank senior upon our liquidation, dissolution or winding up to the Debentures and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior to the Debentures. See “Description of the Debentures — Subordination” for the definition of senior indebtedness.

The terms of the Debentures permit us to make any payment of principal, or current or deferred interest, on our indebtedness that ranks on a parity with the Debentures upon our liquidation, dissolution or winding up, which are referred to in this prospectus supplement as pari passu securities, that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that payments of deferred interest are made in accordance with the last paragraph under “Description of the Debentures — Alternative Payment Mechanism” to the extent it applies, and permit us to make any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

Certain Payment Restrictions Applicable to Chubb

At any time when we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation, dissolution or winding up on a parity with or junior to the Debentures, subject to certain limited exceptions. In addition, subject to certain limited exceptions, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our APM qualifying securities or any of our securities that upon our bankruptcy or liquidation rank pari passu or junior to such APM qualifying securities will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of the Debentures

We may elect to redeem the Debentures in whole or in part at any time, subject to the redemption prices described below. In addition, the Debentures are redeemable, in whole but not in part, if certain tax or rating agency events occur, as described in “Description of the Debentures — Redemption.” In the case of any redemption on or after          , 2017, the redemption price will be equal to 100% of the principal amount of the Debentures being redeemed plus any accrued and unpaid interest. In the case of any redemption before          , 2017, the redemption price will be equal to the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the applicable make-whole amount, in each case plus any accrued and unpaid interest. For a description of the changes that would permit such a redemption and the applicable make-whole amounts, see “Description of the Junior Subordinated Debentures — Redemption.” Any redemption of the Debentures before          , 2047 will be subject to the limitations described in “Description of the Replacement Capital Covenant.”

Events of Default

The following events are events of default with respect to the Debentures:

•	default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended or on the final maturity date;

•	default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described in “Description of the Debentures — Repayment of Principal;” or

•	certain events of bankruptcy, insolvency or receivership of Chubb.

If an event of default under the junior subordinated indenture (as defined in “Description of the Debentures”) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding

Debentures may declare the entire principal amount of, and all accrued but unpaid interest on, all Debentures to be due and payable immediately.

Material United States Federal Income Tax Considerations

There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based on, among other things, certain assumptions and certain representations made by us, Debevoise & Plimpton LLP, our special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, the Debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the Internal Revenue Service, or IRS, or any court and there can be no assurance that the IRS or a court will agree with such opinion. We agree, and by acquiring a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes. See “Material United States Federal Income Tax Considerations.”

Form

The Debentures will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, or DTC. Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Replacement Capital Covenant

Around the time of the initial issuance of the Debentures, we will enter into a “replacement capital covenant” in which we will covenant for the benefit of holders of one or more designated series of our indebtedness other than the Debentures (which will initially be our 6.8% debentures due November 15, 2031 (CUSIP: 171232AE1)), that we will not repay, redeem, defease or purchase, and that no subsidiary of ours will purchase, all or any part of the Debentures before          , 2047, unless, subject to certain limitations, during the applicable measurement period, as defined in “Description of the Replacement Capital Covenant,” we have received proceeds from the sale of replacement capital securities (as defined in “Description of the Replacement Capital Covenant”) in the specified amounts described in “Description of the Replacement Capital Covenant.”

The replacement capital covenant will terminate upon the occurrence of certain events, including an acceleration of the Debentures due to the occurrence of an event of default. The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, except that we will agree in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption, defeasance or purchase of the Debentures is permitted, except with the consent of the holders of at least a majority in principal amount of the Debentures.

RISK FACTORS

Your investment in the Debentures will involve certain risks, including risks that relate to us and our business and specific risks relating to the Debentures that are described below. Risks relating to us and our business are described in, and incorporated by reference from the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006. See “Where You Can Find More Information” in the accompanying prospectus. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Debenture before deciding whether an investment in the Debentures is suitable for you. The Debentures will not be an appropriate investment for you if you are not knowledgeable about their significant features or financial matters in general. You should not purchase the Debentures unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Debentures

Our obligation to repay the Debentures on the scheduled maturity date is subject to the issuance of qualifying capital securities.

Our obligation to repay the Debentures on the scheduled maturity date of          , 2037 is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient net proceeds from the issuance of qualifying capital securities to permit repayment of the Debentures on the scheduled maturity date, we will not be required to repay the unpaid amount until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the Debentures, (iii) an event of default occurs or (iv) the final maturity date for the Debentures. Our ability to raise sufficient net proceeds in connection with this obligation to repay the Debentures will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of the securities. Although we have agreed to use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient net proceeds from the issuance of qualifying capital securities during the 180-day period referred to above to repay the Debentures on the scheduled maturity date and on each interest payment date after the scheduled maturity date until the Debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy with respect to the Debentures until the final maturity date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

We have the right to defer interest for 10 years without causing an event of default.

We have the right to defer interest on the Debentures for a period of up to 10 consecutive years so long as no event of default with respect to the Debentures has occurred and is continuing. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds (as defined in “Description of the Debentures — Option to Defer Interest Payments”), we may fail to pay accrued interest on the Debentures for a period of up to 10 consecutive years without causing an event of default with respect to the Debentures. During any such deferral period, holders of Debentures will receive limited or no current payments on the Debentures and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 10-year deferral period, at the final maturity date or at the earlier accelerated maturity date, redemption date or repayment date of the Debentures.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Debentures (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the net proceeds from the issuance of APM qualifying securities, as described in “Description of the Debentures — Alternative Payment Mechanism.” Our ability to issue certain APM qualifying securities is limited by a preferred stock issuance cap which limits the net proceeds from the issuance of qualifying preferred stock and unconverted mandatorily convertible preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the Debentures. Our ability to issue certain APM qualifying securities, however, is also limited by a common equity issuance cap, pursuant to which we will not be obligated to issue common stock to the extent the number of shares of common stock previously issued or issuable upon exercise of previously issued qualified warrants during a deferal period would exceed 2% of the total number of issued and outstanding shares of our common stock pursuant to the alternative payment mechanism to pay deferred interest at any time prior to the fifth anniversary of the commencement of the relevant deferral period. Additionally, our ability to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock for purposes of paying deferred interest on the Debentures is limited by a share cap under which we will not be permitted to issue such securities to the extent that the number of shares of our common stock to be so issued (or which would be issuable upon exercise or conversion of any such qualifying warrants or mandatorily convertible preferred stock) would exceed      million shares of common stock, provided that we will be required to use commercially reasonable efforts to increase this share cap or obtain shareholder consent to increase the number of our authorized shares of common stock to satisfy our obligations to pay deferred interest as described in “Description of the Debentures — Alternative Payment Mechanism.” If we have reached the share cap and the preferred stock issuance cap, we may continue to defer interest on the Debentures, and such deferral will not constitute an event of default unless such deferral period exceeds 10 years.

The occurrence of a market disruption event may prevent or delay a sale of APM qualifying securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the Debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue APM qualifying securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our APM qualifying securities, particularly during times that we are subject to the restrictions on dividends as a result of the deferral of interest. See “Description of the Debentures — Option to Defer Interest Payments,” “— Alternative Payment Mechanism” and “— Market Disruption Events.”

The junior subordinated indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest and generally does not obligate us to issue qualifying warrants.

Under the junior subordinated indenture, we will not be obligated to issue common stock in excess of the common equity issuance cap pursuant to the alternative payment mechanism to pay deferred interest at any time prior to the fifth anniversary of the commencement of the relevant deferral period. Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period, although we will continue to have the right to sell common stock at our election if we have reached the common equity issuance cap. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but we are not obligated to sell qualifying warrants and no party may require us to do so. See “Description of the Debentures — Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of replacement capital securities, which may make it more difficult for us to succeed in selling sufficient replacement capital securities to repay the Debentures on the scheduled maturity date.

We may, without the consent of the holders of the Debentures, amend the definition of replacement capital securities for the purposes of the replacement capital covenant to eliminate common stock or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective, which, as a result, causes us to believe that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes. The elimination of common stock or mandatorily convertible preferred stock from the definition of replacement capital securities, together with continued

application of the preferred stock cap, may make it more difficult for us to succeed in selling sufficient replacement capital securities to repay the Debentures on the scheduled maturity date.

Deferral of interest payments could adversely affect the market price of the Debentures.

We currently do not intend to exercise our right to defer payments of interest on the Debentures. However, if we exercise that right in the future, the market price of the Debentures is likely to be affected. As a result of the existence of our deferral right, the market price of the Debentures may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the Debentures and you elect to sell Debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Debentures until we pay the deferred interest at the end of the deferral period.

If you waive our covenant to pay deferred interest only with proceeds from the sale of APM qualifying securities, our credit rating may be negatively affected.

The junior subordinated indenture contains a covenant that permits us to pay deferred interest only with net proceeds from the sale of APM qualifying securities, except in limited circumstances. This covenant may be amended, and compliance with this covenant may be waived, solely by the holders of a majority of the outstanding principal amount of Debentures, and no holder of our senior debt will have the right to enforce this covenant. Although, in the short term, you may have an economic incentive to waive this covenant in order to receive deferred interest, if such covenant is waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse affect on our business or financial condition, which in turn could have an adverse effect on our ability to pay future interest on the Debentures.

The junior subordinated indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the Debentures upon our liquidation, dissolution or winding up or in right of payment as to principal or interest.

The Debentures will be subordinate and junior in right of payment upon our liquidation, dissolution or winding up to all of our indebtedness for money borrowed that is not by its terms expressly made pari passu with or junior to the Debentures upon liquidation, dissolution or winding up, and will be pari passu with trade creditors and other pari passu securities.

Pari passu securities means indebtedness that by its terms ranks equally with the Debentures in right of payment and upon liquidation, dissolution or winding up. We may issue or have outstanding pari passu securities as to which we are required to make payments of interest that are not made pro rata with payments of interest on other pari passu securities (including the Debentures) and that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of the Debentures permit us to make any payment of principal, or current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with the last paragraph under “Description of the Debentures — Alternative Payment Mechanism” to the extent it applies, and permit us to make any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

Our ability to meet our payment obligations on the Debentures will be affected by the ability of our subsidiaries to pay dividends and the Debentures will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and rely primarily on dividends from our subsidiaries to meet our obligations for payment of interest and principal on our outstanding debt obligations, including the Debentures. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are also subject to licensing and supervision by government regulatory agencies in the jurisdiction in which they do business. These regulations may set standards of solvency that must be met and maintained, the nature of and limitations on investment and the nature of and limitations on dividends to policyholders and shareholders. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the Debentures.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s liquidation, dissolution, winding up or reorganization or otherwise, and thus our ability to make payments of principal and interest on the Debentures from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our Debentures effectively will be subordinated to all existing and future liabilities of our subsidiaries.

Our right to repay, redeem, defease or purchase the Debentures is limited by a replacement capital covenant that we are making in favor of certain of our debtholders.

At or around the time of issuance of the Debentures, we will enter into a replacement capital covenant pursuant to which we will covenant that we will not repay, redeem, defease or purchase, and none of our subsidiaries will purchase, all or any part of the Debentures on or before          , 2047, unless during the applicable measurement period we or our subsidiaries have received sufficient net proceeds from the sale of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain other qualifying capital securities (as described in “Description of the Replacement Capital Covenant”). Although under the replacement capital covenant, the principal amount of Debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities (as described in “Description of the Replacement Capital Covenant”), we may modify the replacement capital covenant without your consent to the extent that such modification does not impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption, defeasance or purchase of the Debentures is permitted. In addition, beginning at the scheduled maturity date, we have no obligation to use commercially reasonable efforts to issue any securities other than qualifying capital securities under the replacement capital covenant to repay the Debentures. See “Description of the Replacement Capital Covenant.”

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes.

The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our special tax counsel, the Debentures were recharacterized as our equity, payments on the Debentures to non-United States holders would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See “Material United States Federal Income Tax Considerations.”

We may redeem the Debentures at any time, including if there is a challenge to their tax characterization or certain other events occur.

We may redeem all or any part of the Debentures at our option at any time or all, but not less than all, of the Debentures if certain changes occur relating to the tax treatment of the Debentures or the rating agency equity credit accorded to the Debentures. The redemption price for the Debentures will be equal to their principal amount, if redeemed on or after          , 2017, and will be equal to the greater of (x) their principal amount and (y) a make-whole price, if redeemed prior to          , 2017, in each case plus accrued and unpaid interest through the date of redemption. If the Debentures were redeemed, the redemption would be a taxable event to you. See “Description of the Debentures — Redemption.”

An Internal Revenue Service pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the Debentures could result in the Debentures being redeemed earlier than would otherwise be the case. See “Description of the Debentures — Redemption” for a further description of those events.

If interest payments on the Debentures are deferred, holders of the Debentures will be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If we do defer interest payments on the Debentures, the Debentures would be treated as issued with original issue discount, or OID, at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrued, regardless of its regular method of accounting, using a constant yield method, before such holder receives any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income. See “Material United States Federal Income Tax Considerations — United States Holder — Interest Income and Original Issue Discount.

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any Debentures, whether voluntary or not, a holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s Debentures.

As a holder of the Debentures you will have limited rights of acceleration.

An event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. The junior subordinated indenture for the Debentures provides that the trustee must give holders notice of all defaults or events of default within 90 days after they become known to the trustee. However, except in the cases of a default or an event of default in payment on the Debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders. There is no right of acceleration upon breaches by us of other covenants under the junior subordinated indenture.

The secondary market for the Debentures may be illiquid.

We do not intend to apply to list the Debentures on the New York Stock Exchange or any other securities exchange. We can give you no assurance as to the liquidity of any market that may develop for the Debentures.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and other offering expenses payable by us, of approximately $          . We currently intend to use the net proceeds from this offering to purchase shares of our common stock, subject to market conditions and other business conditions.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2006:

•	on an actual basis; and

•	as adjusted to reflect (i) the redemption of $125 million of 8.675% capital securities on February 1, 2007 and (ii) the sale of the Debentures in this offering, but has not been adjusted to reflect our application of the net proceeds we expect to receive from such sale. See “Use of Proceeds.”

You should read the information in this table together with our consolidated financial statements and the related notes and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference in the accompanying prospectus. See “Where You Can Find More Information” in the accompanying prospectus.

	At December 31, 2006
	Actual	As Adjusted
	(in millions)

Debt	$2,466		$2,341
Sale of the Debentures in this offering	—

Total Debt	2,466
Shareholders’ Equity	13,863		13,863

Total Capitalization	$16,329	$

DESCRIPTION OF THE DEBENTURES

The following is a brief description of the terms of the Debentures and the junior subordinated indenture, as supplemented as described below. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the description of certain terms of the Debentures and junior subordinated indenture in the accompanying prospectus and to the Debentures and the junior subordinated indenture referred to below, copies of which are available upon request from us. References to “we,” “us” and “our” in the following description refer only to The Chubb Corporation and not any of its subsidiaries.

The Debentures will be issued pursuant to the junior subordinated indenture, dated as of March   , 2007, between us and The Bank of New York Trust Company, N.A., as trustee. We refer to the junior subordinated indenture, as amended and supplemented by a first supplemental indenture, to be dated as of          , 2007, as the junior subordinated indenture, and to The Bank of New York Trust Company, N.A. or its successor, as trustee. You should read the junior subordinated indenture for provisions that may be important to you.

When we use the term holder in this prospectus supplement with respect to a registered Debenture, we mean the person in whose name such Debenture is registered in the security register. We expect that the Debentures will be held in book-entry form only, as described in “Book-Entry System,” and will be held in the name of DTC or its nominee.

The junior subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the junior subordinated indenture or under other indentures to which we are or become a party. The Debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

We will initially issue $      in aggregate principal amount of Debentures. We may, without the consent of holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions as the Debentures being offered in this prospectus supplement in all respects, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional Debentures, and with the same CUSIP number as the Debentures offered hereby, so long as such additional Debentures are fungible for U.S. federal income tax purposes with the Debentures offered in this prospectus supplement. The Debentures offered in this prospectus supplement and any additional Debentures would rank equally and ratably in right of payment and would be treated as a single series of junior subordinated debt securities for all purposes under the junior subordinated indenture.

The Debentures will be subordinate and junior in right of payment upon our liquidation (whether in bankruptcy or otherwise) to all of our senior indebtedness, as defined in “— Subordination.”

Interest Rate and Interest Payment Dates

Fixed Rate Period

From          , 2007 to but excluding          , 2017, or earlier redemption date, the Debentures will bear interest at the annual rate of  % and we will pay interest semi-annually in arrears on           and           of each year, beginning on          , 2007, subject to our rights and obligations under “— Option to Defer Interest Payments” and “— Alternative Payment Mechanism” below. We refer to these dates as interest payment dates and we refer to the period beginning on and including          , 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date until          , 2017 as a fixed rate interest period. Interest payments will be made to the persons or entities in whose names the Debentures are registered at the close of business on           or          , as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any fixed rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date on or before          , 2017 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Floating Rate Period

The Debentures will bear interest at an annual rate equal to three-month LIBOR, as defined below, plus  %, accruing from and including          , 2017, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the Debentures quarterly in arrears on          ,          ,           and          , beginning on          , 2017, to the persons or entities in whose names the Debentures are registered at the close of business on the 15th day preceding the relevant interest payment date, subject to our rights and obligations under “— Option to Defer Interest Payments” and “— Alternative Payment Mechanism” below. References in this prospectus supplement to interest payment dates after          , 2017 are to these dates and we refer to the period beginning on and including          , 2017 and ending on but excluding the next interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment as a floating rate interest period and together with the fixed rate period, each an interest period. In the event that any interest payment date during a floating rate interest period would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to but excluding the date that interest is actually paid.

For the purposes of calculating interest due on the Debentures during any floating rate interest period:

•	Three-month LIBOR means, with respect to any floating rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that floating rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating rate interest period will be the same as three-month LIBOR as determined for the previous floating rate interest period or, in the case of the interest period beginning on , 2017, %. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	Calculation agent means The Bank of New York Trust Company, N.A., or any other successor appointed by us, acting as calculation agent.

•	London banking day means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

•	LIBOR determination date means the second London banking day immediately preceding the first day of the relevant floating rate interest period.

•	Reuters Page LIBOR01 means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

General

Business day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee, is closed for business.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term interest in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

So long as no event of default with respect to the Debentures has occurred and is continuing, we may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described in “— Alternative Payment Mechanism” and “— Repayment of Principal” below. We may not defer interest beyond the final maturity date, as defined in “— Repayment of Principal” below, or the earlier accelerated maturity date, as described in “— Events of Default; Waiver and Notice,” or other repayment or redemption in full of the Debentures.

Deferred interest on the Debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a deferral period refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures.

We have agreed in the junior subordinated indenture that, subject to the occurrence and continuation of a market disruption event (as described in “— Market Disruption Events” below):

•	commencing on the earlier of (i) the first interest payment date during the deferral period on which we pay current interest on the Debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, we will be required to use our commercially reasonable efforts to sell APM qualifying securities (as defined in “— Alternative Payment Mechanism”) pursuant to the alternative payment mechanism (as described in “— Alternative Payment Mechanism”) and apply the eligible proceeds (as defined in “— Alternative Payment Mechanism”) to the payment of any deferred interest (including compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay any deferred interest on the Debentures (including compounded interest thereon) from any source other than eligible proceeds prior to the final maturity date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or, in the case of a business combination, to the extent described below.

Although our failure to comply with the foregoing with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior subordinated indenture, it will not constitute an event of default under the junior subordinated indenture or give rise to a right of acceleration or similar remedy under the terms of the junior subordinated indenture.

If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving or resulting entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination or person to whom all or substantially all of our property or assets are conveyed, transferred or leased, or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity or person to whom all or substantially all of our property or assets are conveyed, transferred or leased, then the foregoing with respect to the alternative payment mechanism will not apply to any payment of interest for the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination. Continuing director means a director who was a director of ours at the time the definite agreement relating to the transaction was approved by our board of directors.

If we have paid all deferred interest (including compounded interest thereon) on the Debentures, we can again defer interest payments on the Debentures as described above.

We will give the holders of the Debentures and the trustee written notice of our election to commence or continue a deferral period at least one and not more than sixty business days before the next interest payment date.

We have no present intention of exercising our right to defer payments of interest.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any Debentures remain outstanding, if we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation, dissolution or winding up on a parity with or junior to the Debentures; or

•	make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation, dissolution or winding up on a parity with or junior to the Debentures.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation, dissolution or winding up on a parity with the Debentures (including the Debentures, pari passu securities) that is made pro rata to the amounts due on such pari passu securities (including the Debentures); provided that such payments are made in accordance with the last paragraph under “— Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities;

•	any payment of principal in respect of pari passu securities having the same scheduled maturity date as the Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described in “— Repayment of Principal,” and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the Debentures; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or purchase our APM qualifying securities or any of our securities that upon our bankruptcy or liquidation rank pari passu or junior, as applicable, to such APM qualifying securities will continue until the first anniversary of the date on which all deferred interest has been paid, subject to the exceptions listed above.

If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving or resulting entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination or person to whom all or substantially all of our property or assets are conveyed, transferred or leased, or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity or person to whom all or substantially all of our property or assets are conveyed, transferred or leased, then the immediately preceding paragraph will not apply during the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “— Option to Defer Interest Payments” above and to the exclusions described in this section and in “— Market Disruption Events” below, if we defer interest on the Debentures, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the Debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to use our commercially reasonable efforts to sell APM qualifying securities, until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the Debentures. We refer to this method of funding the payment of accrued and unpaid interest as the alternative payment mechanism.

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to first pay deferred interest (including compounded interest thereon) on the Debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we are not required to pay interest on the Debentures (and therefore we are not required to issue APM qualifying securities to raise proceeds to pay such interest) at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries senior to the Debentures in right of payment upon our liquidation, dissolution or winding up;

•	we are not required to issue common stock prior to the fifth anniversary of the commencement of a deferral period if the number of shares of common stock issued plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants during such deferral period would exceed an amount equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance (this limitation being referred to as the common equity issuance cap);

•	we are not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay interest on the Debentures pursuant to the alternative payment mechanism, would exceed 25% of the aggregate principal amount of the Debentures (this limitation being referred to as the preferred stock issuance cap); and

•	the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, subject to the common equity issuance cap and the share cap, as defined below, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, although we will not be obligated to issue more common stock, pursuant to the alternative payment mechanism prior to the fifth anniversary of the commencement of that deferral period even if the number of outstanding shares of our common stock subsequently increases, we will have the right to do so. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of that deferral period, at which point we must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common equity issuance cap will cease to apply with respect to such deferral period at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

APM qualifying securities means our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock.

Eligible proceeds means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of APM qualifying securities (excluding sales of qualifying preferred stock and mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

Notwithstanding the common equity issuance cap and the preferred stock issuance cap described above, for purposes of paying deferred interest, we are not permitted, subject to the provisions below, to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of      million shares (as adjusted for any stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction) (this limitation being referred to as the share cap), provided that at any time deferred interest is outstanding under the Debentures we will be required to use commercially reasonable efforts to (i) raise the share cap such that it is at least equal to three times the number of shares of common stock that we would need to issue to raise sufficient proceeds to pay (assuming a price per share equal to the average trading price of shares of our common stock over the ten-trading day period preceding such date) then outstanding deferred interest on the Debentures (including compounded interest thereon) up to a maximum of ten years of interest (including compounded interest) and (ii) if we cannot increase the share cap as contemplated in the preceding clause, to obtain shareholder consent at the next annual meeting of our shareholders to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred interest. For purposes of determining the amounts accruing during a floating rate period, the interest will be computed by reference to spot three-month LIBOR on the calculation date plus a margin equal to  %.

Commercially reasonable efforts to sell our APM qualifying securities means commercially reasonable efforts to complete the offer and sale of our APM qualifying securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of APM qualifying securities if we determine to not pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.

Common stock means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours, ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock, that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

Mandatorily convertible preferred stock means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

Qualifying preferred stock means our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock, other than preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, is perpetual and (a) is subject to a qualifying capital replacement covenant, as such term is defined in “Description of Replacement Capital Covenant,” or (b) is subject to both (i) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents, and (ii) “intent-based replacement disclosure,” as defined in “Description of the Replacement Capital Covenant.” Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than “permitted remedies,” as defined in “Description of the Replacement Capital Covenant.”

Qualifying warrants means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the current stock market price of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances. We will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the Debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The current stock market price of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the current stock market price shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the current stock market price shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the junior subordinated indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the Debentures will be limited in such circumstances as described in “Risk Factors — Risks Relating to the Debentures — Holders of the Debentures will have only limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap, the preferred stock issuance cap, and the share cap, and you will be entitled to receive your pro rata share of any amounts received on the Debentures. If we have outstanding pari passu securities under which we are obligated to sell securities that are APM qualifying securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those other pari passu securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap and the share cap (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the Debentures and such securities.

Market Disruption Events

A market disruption event means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally, or shares of our securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our common stock or qualifying capital securities (as defined in “Description of the Replacement Capital Covenant”), as the case may be, is then listed or traded is suspended or the settlement of such trading generally is materially disrupted or minimum prices are established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction and such suspension, disruption, or the establishment of such minimum price, has a material adverse effect on trading in, and the issuance and sale of, our common stock or qualifying capital securities, as the case may be;

•	we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM qualifying securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described in “— Repayment of Principal” below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	a banking moratorium occurs or shall have been declared by the federal or state authorities of the United States such that market trading in the APM qualifying securities or the qualifying capital securities, as applicable, is disrupted or has ceased;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the APM qualifying securities or the qualifying capital securities, as applicable, is disrupted or has ceased;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the APM qualifying securities or the qualifying capital securities, as applicable, is disrupted or has ceased;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in the APM qualifying securities or qualifying capital securities, as applicable, is materially disrupted or has ceased;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of APM qualifying securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•	we reasonably believe that the offering document for the offer and the sale of APM qualifying securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the

SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of Debentures) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	either (a) the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided, or (b) the market disruption event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient eligible proceeds during the rest of that period to pay all accrued and unpaid interest.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of APM qualifying securities due to pricing, coupon, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity

We must repay the principal amount of the Debentures, together with accrued and unpaid interest, on          , 2037, or if that date is not a business day, the following business day (the scheduled maturity date), subject to the limitations described below.

Our obligation to repay the Debentures on the scheduled maturity date is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described in “Description of the Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the Debentures on the scheduled maturity date, the unpaid amount will remain outstanding until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the Debentures, acceleration following an event of default occurs on the final maturity date of the Debentures.

We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the junior subordinated indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds from the issuance of qualifying capital securities to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until the Debentures are paid in full. Our failure to use our commercially reasonable efforts to raise these proceeds would be (except as described below) a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of Debentures that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain qualifying capital securities (as described in “Description of the Replacement Capital Covenant”), we have no obligation under the junior subordinated indenture or the Debentures to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required under certain circumstances described in “Description of the Replacement Capital Covenant.”

Under certain circumstances described in “Description of the Replacement Capital Covenant” we generally may amend or supplement the replacement capital covenant without the consent of the holders of the Debentures. We have agreed in the junior subordinated indenture for the Debentures that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of holders of at least a majority in principal amount of the Debentures.

If any principal amount of Debentures remains outstanding after the scheduled maturity date, the principal amount of the outstanding Debentures will continue to bear interest at the floating rate of interest described above under “— Interest Rate and Interest Payment Dates,” until paid.

Commercially reasonable efforts to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale due to pricing coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the Debentures under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the Debentures) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date following the scheduled maturity date, the 90-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Debentures in full.

Net proceeds that we are permitted to apply to the repayment of the Debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the Debentures; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 90-day period, we will not be required to repay any Debentures on the scheduled maturity date or the next quarterly interest payment date, as applicable, but we will use those net proceeds to repay the Debentures on the next quarterly interest payment date as of which we have raised at least $5 million of net proceeds.

Final Maturity Date

Any principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on the final maturity date of the Debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final maturity date will be          , 2067 or, if that date is not a business day, the following business day.

Redemption

The Debentures:

•	are repayable on the scheduled maturity date or thereafter as described in “— Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event” or a “rating agency event,” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of the Debentures prior to          , 2047, will be subject to the restrictions described in “Description of the Replacement Capital Covenant” below. After          , 2047, we may redeem the Debentures using cash from any source.

In the case of any optional redemption or redemption within 90 days after the occurrence of a “tax event” or a “rating agency event,” each as defined below, the redemption price will be equal to (1) in the case of any redemption on or after          , 2017, 100% of the principal amount of the Debentures being redeemed or (2) in the case of any redemption prior to          , 2017, the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the present value of a principal payment on          , 2017 and scheduled payments of interest that would have accrued from the redemption date to          , 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread, in each case plus accrued and unpaid interest to the redemption date. If in the case of an optional redemption, the Debentures are not redeemed in whole, we may not effect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

Tax event means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change (including any prospective change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Debentures; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Debentures; or

•	threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the Debentures and which securities were rated investment grade at the time of issue of such securities;

there is more than an insubstantial risk that interest payable by us on the Debentures is not, or within 90 days of the date of such opinion will not be, wholly deductible by us for United States federal income tax purposes.

Rating agency event means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a rating agency) to its equity credit criteria for securities such as the Debentures, as such criteria is in effect on the date of this prospectus supplement (the current criteria), which change results in (i) the length of time for which such current criteria is scheduled to be in effect is shortened with respect to the Debentures, or (ii) a lower equity credit being given to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

For the purposes of clause (2) in the third preceding paragraph:

•	treasury rate means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	treasury security means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•	treasury price means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•	treasury dealer means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	applicable spread means % in the case of a tax event, % in the case of a rating agency event and % in all other cases.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

We may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the trustee will be required to:

•	issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

The provisions relating to satisfaction and discharge and defeasance in the accompanying prospectus shall apply to the Debentures.

Subordination

The payment of the principal of and interest on the Debentures is expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term senior indebtedness is defined in the junior subordinated indenture to include principal of, premium, if any, and interest on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations (other than obligations pursuant to the junior subordinated indenture and the Debentures) for money borrowed;

•	all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles;

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of ours to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The Debentures will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not senior in right of payment to the Debentures or (3) any of our indebtedness owed to a person who is our subsidiary or employee which, in each case, will (unless it is by its terms subordinated to the Debentures) rank equally in right of payment and upon liquidation, dissolution or winding up with the Debentures.

All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Debentures to the extent of the assets of such subsidiaries, as we are a holding company. As a result, we rely primarily on dividends and other payments from our direct and indirect subsidiaries, which are generally regulated insurance companies, to pay interest on our outstanding debt obligations. Regulatory rules may restrict our ability to withdraw capital from our subsidiaries by dividends, loans or other means.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Debentures. In such an event, we will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the Debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations, subject to the limitation on payments of deferred and unpaid interest described in “— Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership,” before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the Debentures.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The junior subordinated indenture provides that each holder of Debentures, by that holder’s acceptance of the Debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its Debentures, that holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest thereon) on such holder’s Debentures.

Denominations

The Debentures will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the Debentures will be held in book-entry form only, as described below under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale, transfer or lease by us of all or substantially all of our property and assets to another person or entity. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

•	certain other conditions as prescribed in the junior subordinated indenture are met.

If we consolidate or merge with or into any other entity or sell, transfer or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such junior subordinated indenture with the same effect as if it had been an original party to the junior subordinated indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and we will be released from all our liabilities and obligations under the junior subordinated indenture and under the Debentures.

Events of Default; Waiver and Notice

The following events are events of default with respect to the Debentures:

•	default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended or on the final maturity date;

•	default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described in “Repayment of Principal;” or

•	certain events of bankruptcy, insolvency or receivership of Chubb.

An event of default does not include a failure to comply with covenants under the junior subordinated indenture, including our obligations under the alternative payment mechanism. Although the failure to comply with such covenants will not constitute an event of default, it will otherwise constitute a breach of our contractual obligations under the junior subordinated indenture and could give rise to a claim against us relating to the specific breach; however, the remedy of the holders of the Debentures may be limited to direct monetary damages (if any).

The junior subordinated indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee unless the default or event of default has been cured or waived. However, except in the cases of a default or an event of default in payment on the Debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the junior subordinated indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of and all accrued but unpaid interest on all Debentures to be due and payable immediately.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Debentures can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding Debentures may waive any past default under the junior subordinated indenture or the Debentures, except:

•	a default in payment of principal or interest on the Debentures; or

•	a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Debentures.

The holders of a majority in principal amount of the Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the junior subordinated indenture.

We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Actions Not Restricted by Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “— Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to purchase or redeem or modify the terms of any of the Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Debentures.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the Debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debentures. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon), including the scheduled maturity date and the final maturity date;

•	a change in the manner of calculating payments due on the Debentures in a manner adverse to holders of Debentures;

•	a change in the place of payment for any payment on the Debentures that is adverse to holders of the Debentures or a change in the currency in which any payment on the Debentures is payable;

•	an impairment of the right of any holder of Debentures to institute suit for payments on the Debentures;

•	a reduction in the percentage of outstanding Debentures required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of the junior subordinated indenture or certain defaults under the junior subordinated indenture; and

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Debentures may, on behalf of all holders of the Debentures, waive compliance by us with any covenant or condition contained in the junior subordinated indenture.

We and the trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by any such successor of our covenants contained in the junior subordinated indenture and the Debentures;

•	adding or modifying covenants of us for the benefit of the holders of the Debentures or surrendering any of our rights or powers under the junior subordinated indenture; provided that such addition, modification or surrender may not add events of default or acceleration events with respect to the Debentures;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the Debentures;

•	curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture that may be defective or inconsistent with any other provision therein or in any supplemental indenture or making any other provisions with respect to matters or questions arising under the junior subordinated indenture, provided that such other provisions shall not adversely affect the interests of the holders of the Debentures in any material respect; or

•	making any changes to the junior subordinated indenture in order for the junior subordinated indenture to conform to the final prospectus supplement.

Book-Entry System

The Depository Trust Company, which we refer to as DTC and, along with its successors in this capacity, as the depositary, will act as securities depositary for the Debentures. The Debentures will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Debentures so long as the Debentures are represented by global security certificates.

Investors may elect to hold interests in the Debentures in global form through either DTC in the United States or Clearstream Banking, société anonyme, which we refer to as Clearstream, Luxembourg, or Euroclear Bank S.A./N.V, which we refer to as Euroclear, if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank will act as depositary for Euroclear, and we refer to them in such capacities as the U.S. Depositaries.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants, which we refer to as the DTC Participants, deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations, which we refer to as the Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, which we refer to as the Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V, which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Debentures held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the Debentures in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Debentures upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures. If we determine at any time that the Debentures shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Debentures represented by these certificates for all purposes under the Debentures and the junior subordinated indenture governing the Debentures. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Debentures represented by these global security certificates registered in their names; and

•	will not be considered to be owners or holders of the global security certificates or any Debentures represented by these certificates for any purpose under the Debentures or the junior subordinated indenture governing the Debentures.

All payments on the Debentures represented by the global security certificates and all transfers and deliveries of related Debentures will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Debentures received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Debentures among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The junior subordinated indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of Debentures unless offered reasonable indemnification. The trustee acts as trustee for our 4.934% notes due 2007, 7 1/8% notes due December 15, 2007, 3.95% notes due 2008, 5.472% notes due 2008, 6% notes due 2011, 5.2% notes due 2013, 6.6% notes due 2018 and 6.8% debentures due 2031.

Miscellaneous

We or our affiliates may from time to time purchase any of the Debentures that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

The following is a brief description of the terms of the replacement capital covenant. It does not purport to be complete in all respects. This description is subject to and qualified in its entirely by the terms and provisions of the full document, a copy of which will be filed with the SEC as an exhibit to a current report on Form 8-K. References to “we,” “us” and “our” in the following description refer only to The Chubb Corporation and not any of its subsidiaries.

We will covenant in a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the Debentures that we will not repay, redeem, defease or purchase, and will cause our subsidiaries not to purchase, as applicable, the Debentures on or before          , 2047, except to the extent that the principal amount repaid or defeased or the applicable redemption or purchase price does not exceed the sum of the following amounts:

(a) the applicable percentage (as defined below) of the aggregate amount of (i) the net cash proceeds received by us and our subsidiaries from the sale of our common stock and rights to purchase common stock to persons other than us and our subsidiaries, (ii) the market value of any common stock and rights to purchase common stock we and our subsidiaries have delivered as consideration for property or assets in an arm’s length transaction and (iii) the market value of any common stock that we and our subsidiaries have issued to persons other than us and our subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries have received equity credit from any NRSRO (as defined below), in each case within a measurement period (as defined below) (without double counting proceeds received in any prior measurement period); plus

(b) the aggregate amount of net cash proceeds received by us and our subsidiaries within a measurement period (without double counting proceeds received in any prior measurement period) from the sale of mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities (each, as defined below and being collectively with our common stock and rights to purchase common stock referred to as the replacement capital securities) to persons other than us and our subsidiaries.

For the avoidance of doubt, any reference in this section to any repayment of our securities will be deemed to include a reference to defeasance of our obligations under such securities.

Our covenants in the replacement capital covenant run only to the benefit of persons that buy, hold or sell the covered debt (as defined below). The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture or the Debentures, except that we have agreed in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of the holders of at least a majority in principal amount of the Debentures. The initial series of covered debt is our 6.8% debentures due November 15, 2031 (CUSIP: 171232AE1) (being referred to as the initial covered debt). The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if, among other things, the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to          , 2047, we will be subject to the replacement capital covenant and, accordingly, will be restricted in our ability to repay, redeem, defease or purchase the Debentures.

Our ability to raise proceeds from the replacement capital securities during the applicable measurement period with respect to any proposed repayment, redemption, defeasance or purchase of the Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. We may, acting alone and without the consent of the covered debtholders (as defined below), amend or supplement the replacement capital covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on, or to eliminate certain of, the types of securities qualifying as replacement capital securities, and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such covered debtholders or (iii) such amendment or supplement eliminates common stock and/or mandatorily convertible preferred stock as replacement capital securities if, in the case of this clause (iii), an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective, which, as a result, causes us to believe that there is more than an insubstantial risk that failure to do so would result in a reduction in our earnings per share as calculated for financial reporting purposes.

The replacement capital covenant will terminate upon the earliest to occur of (i)           , 2047, or, if earlier, the date on which the Debentures are otherwise repaid, redeemed, defeased, satisfied and discharged or purchased in full in accordance with the terms of the replacement capital covenant, (ii) the date, if any, on which the holders of at least a majority in principal amount of the then-effective specified series of covered debt consent or agree to the termination of the replacement capital covenant and our obligations thereunder, (iii) the date on which we cease to have any series of outstanding “eligible senior debt” or “eligible subordinated debt” (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term provided below) and (iv) the date on which an event of default under the junior subordinated indenture resulting in an acceleration of the Debentures occurs.

If we are obligated to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled repayment date or scheduled redemption date as the Debentures pro rata in accordance with their respective outstanding principal amounts (but taking into account any other payments made on such other securities from other sources of funds) and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all deferred interest on the Debentures has been paid in full.

Applicable percentage means 1 divided by (a) 75% with respect to any repayment, redemption, defeasance or purchase prior to          , 2017, (b) 50% with respect to any repayment, redemption, defeasance or purchase on or after          , 2017 and prior to          , 2037 and (c) 25% with respect to any repayment, redemption, defeasance or purchase on or after          , 2037.

Common stock means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours, ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock, that tracks the performance of, or relates to the results of, a business, unit or division of ours, and any securities issued in exchange therefore in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

Covered debt means (a) at the date of the replacement capital covenant and continuing to but not including the first redesignation date (as defined below), the initial covered debt and (b) thereafter, commencing with each redesignation date and continuing to but not including the next succeeding redesignation date, indebtedness, other than the Debentures and other pari passu securities, which is eligible subordinated debt or, if no eligible subordinated debt is then outstanding, eligible senior debt, identified pursuant to the replacement capital covenant as the covered debt for such period.

Debt exchangeable for common equity means a security or combination of securities (together being referred in this definition as such securities) that:

•	gives the holder a beneficial interest in (i) debt securities of ours that are not redeemable prior to settlement of the stock purchase contract referred in subclause (ii) and (ii) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities;

•	provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which our debt securities are remarketed to new investors commencing not later than the settlement date of the purchase contract; and

•	provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by us acquiring our debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity.

Debt exchangeable for preferred equity means a security or combination of securities (together being referred to in this definition as such securities) that:

•	gives the holder a beneficial interest in (a) debt securities of Chubb or Chubb’s subsidiaries (which we refer to in this definition as the issuer) that include a provision requiring the issuer to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such debt securities commencing not later than two years after the issuer first defers distributions on such debt securities and that are the issuer’s most junior subordinated debt (or rank pari passu with its most junior subordinated debt) and (b) a fractional interest in a stock purchase contract for qualifying preferred stock;

•	provides that the holders directly or indirectly grant to the issuer a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holder’s direct or indirect obligation to purchase stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which such debt securities are remarketed to new holders commencing within five years from the date of issuance of the securities or earlier in the event of an early settlement event based on (i) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity or (ii) our dissolution or the dissolution of the issuer.

•	provides for the proceeds raised in the remarketing to be used to purchase qualifying preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the issuer exercising its remedies as a secured party with respect to such debt securities or other collateral directly or indirectly pledged by holders in the debt exchangeable for preferred equity;

•	includes a qualifying replacement capital covenant, provided that such replacement capital covenant will apply to such securities and to the qualifying preferred stock and will not include debt exchangeable for preferred equity as a replacement security for such securities or the qualifying preferred stock; and

•	after the issuance of such qualifying preferred stock, provides the holder of the security with a beneficial interest in such qualifying preferred stock.

Mandatorily convertible preferred stock means preferred stock with (a) no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such preferred stock convert into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock.

Measurement date means: with respect to any repayment, redemption, defeasance or purchase of the Debentures (i) on or prior to the scheduled maturity date, the date 180 days prior to delivery of notice of such repayment, defeasance or redemption or the date of such purchase and (ii) after the scheduled maturity date, the date 90 days prior to the date of such repayment, redemption, defeasance or purchase, except that, if during the 90 days (or any shorter period) preceding the date that is 90 days prior to the date of such repayment, redemption, defeasance or purchase, net cash proceeds were received but no repayment, redemption, defeasance or purchase was made in connection therewith, the measurement date shall be the date upon which such 90-day (or shorter) period prior to the 90-day period prior to the date such repayment, redemption, defeasance or purchase began.

Measurement period with respect to any notice date or purchase date means the period (i) beginning on the measurement date with respect to such notice date or purchase date and (ii) ending on such notice date or purchase date. Measurement periods cannot run concurrently.

Qualifying capital securities means securities (other than our common stock, rights to acquire common stock or securities exchangeable for or convertible into common stock) that, in the determination of our board of directors or a duly authorized committee thereof reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	in connection with any repayment, redemption, defeasance or purchase of Debentures prior to , 2017:

•	securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (2) have no maturity or a maturity of at least 60 years and (3) (i) are non-cumulative and are subject to a qualifying replacement capital covenant or (ii) have a mandatory trigger provision and an optional deferral provision (as such terms are defined below) and are subject to intent-based replacement disclosure; or

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior upon our liquidation, dissolution or winding up to the Debentures, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a qualifying replacement capital covenant and (d) have a mandatory trigger provision and an optional deferral provision; or

•	in connection with any repayment, redemption, defeasance or purchase of Debentures on or after , 2017 and prior to , 2037:

•	all types of securities that would be qualifying capital securities prior to , 2017;

•	securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a qualifying replacement capital covenant and (4) have an optional deferral provision;

•	securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (2) are non-cumulative, (3) have no maturity or a maturity of at least 60 years and (4) are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (2) have no maturity or a maturity of at least 40 years and (3)(a) are non-cumulative and subject to a qualifying replacement capital covenant or (b) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (1) rank junior upon our liquidation, dissolution or winding up to all of our senior and subordinated debt other than the Debentures and the pari passu securities, (2) have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure and (3) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (1) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) has no maturity or a maturity of at least 60 years and (3) is subject to a qualifying replacement capital covenant; or

•	other securities issued by us or our subsidiaries that (1) rank upon our liquidation, dissolution or winding up either (a) pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up or (b) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed upon our liquidation, dissolution or winding up (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding up) and (2) either (x) have no maturity or a maturity of at least 40 years, have a mandatory trigger provision and an optional deferral provision and are subject to intent-based replacement disclosure or (y) have no maturity or a maturity of at least 30 years, are subject to a qualifying replacement capital covenant and have a mandatory trigger provision and an optional deferral provision; or

•	in connection with any repayment, redemption, defeasance or purchase of Debentures at any time after , 2037:

•	all types of securities that would be qualifying capital securities prior to , 2037;

•	securities issued by us or our subsidiaries that (1) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (2) either (a) have no maturity or a maturity of at least 60 years and have intent-based replacement disclosure or (b) have no maturity or a maturity of at least 30 years and are subject to a qualifying replacement capital covenant and (3) have an optional deferral provision;

•	securities issued by us or our subsidiaries that (1) rank junior to all of our senior and subordinated debt other than the Debentures and any other pari passu securities upon our liquidation, dissolution or winding up, (2) have a mandatory trigger provision, an optional deferral provision and intent-based replacement disclosure and (3) have no maturity or a maturity of at least 30 years; or

•	preferred stock issued by us or our subsidiaries that either (1) has no maturity or a maturity of at least 60 years and intent-based replacement disclosure or (2) has a maturity of at least 40 years and is subject to a qualifying replacement capital covenant.

For purposes of the definitions provided above, the following terms shall have the following meanings:

Alternative payment mechanism means, with respect to any securities or combination of securities (together in this definition, such securities), provisions in the related transaction documents requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay deferred distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period if on such date such deferral period has not ended, and that:

(a) define eligible proceeds to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities to persons that are not subsidiaries of ours up to the preferred cap (as defined below) in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock;

(b) permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds unless an event of default has occurred and is continuing;

(c) if deferral of distributions continues for more than one year, require us not to redeem or purchase any of our securities ranking junior to or pari passu with any APM qualifying securities, the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred distributions have been paid, except in circumstances substantially similar to those listed in “Description of the Debentures — Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances” in this prospectus supplement, which we refer to as a repurchase restriction;

(d) limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

(i) in the case of APM qualifying securities that are common stock or rights to purchase common stock, during the first five years of any deferral period a number of shares of common stock or rights to purchase a number of shares of common stock not in excess of 2% of the number of shares of outstanding common stock set forth in our most recently published financial statements (which limitation is being referred to as the common cap); and

(ii) in the case of APM qualifying securities that are qualifying preferred stock or mandatorily convertible preferred stock, an amount from the issuance of such qualifying preferred stock and then still-outstanding mandatorily convertible preferred stock pursuant to the related alternative payment mechanism (including, in the case of qualifying preferred stock, at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the liquidation or principal amount of the securities that are the subject of the related alternative payment mechanism (which limitation is being referred to as the preferred cap);

(e) permit us, at our option, to impose a limitation on the issuance of APM qualifying securities consisting of common stock and rights to purchase common stock to a maximum issuance cap to be set at our discretion and otherwise substantially similar to the share cap as defined above, provided that such share cap will be subject to our agreement to use commercially reasonable efforts (i) to increase the share cap when reached to enable it to simultaneously satisfy our future fixed or contingent obligations under such securities and other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if we cannot increase the share cap as contemplated in the preceding clause, by requesting our board of directors to adopt a resolution for shareholder vote at the next annual meeting of our shareholders to increase the number of our shares of authorized common stock for purposes of satisfying our obligations to pay deferred distributions;

(f) in the case of securities other than qualifying preferred stock, include a bankruptcy claim limitation provision; and

(g) permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (being referred to as a business combination) where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving or resulting entity or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination or person to whom all or substantially all of the corporation’s property or assets are conveyed, transferred or leased, or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity or person to whom all or substantially all of the corporation’s property or assets are conveyed, transferred or leased, then clauses (a), (b) and (c) above will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination;

provided (and it being understood) that:

(i) we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a market disruption event has occurred and is continuing;

(ii) if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and deferred distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap (if any), as applicable; and

(iii) if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis up to the common cap, the preferred cap and any share cap referred to above, as applicable, in proportion to the total amounts that are due on such securities.

APM qualifying securities means:

(a) common stock;

(b) rights to purchase common stock;

(c) qualifying preferred stock; and

(d) mandatorily convertible preferred stock.

Bankruptcy claim limitation provision means, with respect to any securities or combination of securities that have an alternative payment mechanism or a mandatory trigger provision (being referred to together in this definition as the securities), provisions in the terms thereof or of the related transaction agreements that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to distributions that accumulate during (A) any deferral period, in the case of securities that have an alternative payment mechanism or (B) any period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities having a mandatory trigger provision, to:

(i) in the case of securities having an alternative payment mechanism or mandatory trigger provision with respect to which the APM qualifying securities do not include qualifying preferred stock or mandatorily convertible preferred stock, 25% of the stated or principal amount of such securities then outstanding; and

(ii) in the case of any other securities, the amount of accumulated and deferred distributions (including compounded amounts) that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid; provided, however, that holders of such securities may have an additional claim that is senior to our common stock and is or would be pari passu with any qualifying preferred stock in respect of deferred distributions which are in excess of distributions that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid on such securities, up to the amount equal to their pro rata shares of any unused portion of the preferred cap.

Covered debtholder means each person (whether a holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells our long-term indebtedness for money borrowed during the period that such long-term indebtedness for money borrowed is covered debt, provided that, except under certain circumstances, a person who has sold all of their right, title and interest in covered debt shall cease to be a covered debtholder at the time of such sale if, at such time, we have not breached or repudiated, or threatened to breach or repudiate, our obligations under the replacement capital covenant.

Distribution date means, as to any securities or combination of securities, the dates on which distributions on such securities are scheduled to be made.

Distribution period means, as to any securities or combination of securities, each period from and including a distribution date for such securities to but not including the next succeeding distribution date for such securities.

Distributions means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders or beneficial owners thereof that are not our subsidiaries.

Eligible senior debt means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding series of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) of this definition that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

Eligible subordinated debt means, at any time in respect of any issuer, each series of the issuer’s then outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior upon our liquidation, dissolution or winding up, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

Holder means, as to the covered debt then in effect, each holder of such covered debt as reflected on the securities register maintained by or on behalf of us with respect to such covered debt.

Intent-based replacement disclosure means, as to any security or combination of securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will redeem, purchase or defease such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of redemption, purchase or defeasance that are as or more equity-like than the securities then being redeemed, purchased or defeased and which proceeds were raised within 180 days prior to the applicable redemption, purchase or defeasance date.

Mandatory trigger provision means, as to any security or combination of securities, provisions in the terms thereof or of the related transaction agreements that:

(i) require, or at its option in the case of non-cumulative perpetual preferred stock permit, the issuer of such securities to make payment of distributions on such securities only pursuant to the issuance and sale of APM qualifying securities, within two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale at least equal the amount of deferred distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such deferred distributions on those securities, provided that (A) if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the amount of common stock or rights to acquire common stock the net proceeds of which the issuer must apply to pay such distributions pursuant to such provision may not exceed the common cap, and (B) the amount of qualifying preferred stock and then still-outstanding mandatorily convertible preferred stock the net proceeds of which the issuer may apply to pay such distributions pursuant to such provision may not exceed the preferred cap;

(ii) if the provisions described in clause (i) immediately above do not require such issuance and sale within one year of such failure, include a repurchase restriction;

(iii) other than in the case of non-cumulative perpetual preferred stock, prohibit the issuer of such securities from redeeming or purchasing an of its securities ranking junior to or pari passu with an APM qualifying securities upon our liquidation, dissolution or winding up the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (i) immediately above to pay such deferred distributions in full; and

(iv) other than in the case of non-cumulative perpetual preferred stock, include a bankruptcy claim limitation provision.

No remedy other than permitted remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

Market disruption events means one or more events or circumstances substantially similar to those listed as market disruption events in the junior subordinated indenture.

Market value means, on any date, (i) in the case of common stock, the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the common stock is traded or quoted; if the common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by us for this purpose, and (ii) in the case of rights to acquire common stock, a value determined by a nationally recognized independent investment banking firm or other third party valuation firm selected by us for this purpose.

Non-cumulative means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies. Securities that include an alternative payment mechanism shall also be deemed to be non-cumulative, other than for the purposes of the definitions of APM qualifying securities and qualifying preferred stock.

NRSRO means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Securities Exchange Act or any successor provision or, upon adoption, any rule for the registration of nationally recognized statistical rating organizations adopted by the SEC.

Optional deferral provision means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either (a) or (b) below:

(a) (i) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (ii) an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap or preferred cap); or

(b) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than permitted remedies;

provided that bankruptcy claim limitation provision does not apply.

Permitted remedies means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

(b) complete or partial prohibitions on the issuer paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including deferred distributions, remain unpaid.

Qualifying preferred stock means our or our subsidiaries’ non-cumulative perpetual preferred stock that (a) ranks pari passu with or junior to all other outstanding preferred stock of the issuer, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, and (b) contains no remedies other than permitted remedies and either (i) is subject to intent-based replacement disclosure and has a provision that prohibits the issuer from making any distributions thereon upon our failure to satisfy one or more financial tests set forth therein or (ii) is subject to a qualifying replacement capital covenant.

Qualifying replacement capital covenant means (a) a replacement capital covenant substantially similar to the replacement capital covenant applicable to the Debentures or (b) a replacement capital covenant, as identified by our board of directors, or a duly authorized committee thereof, acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant applicable to the Debentures, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except out of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

Redesignation date means, as to the covered debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such covered debt, (b) if we elect to redeem, or we or one of our subsidiaries elects to purchase, such covered debt either in whole or in part with the consequence that after giving effect to such redemption or purchase the outstanding principal amount of such covered debt is less than $100,000,000, the applicable redemption or purchase date and (c) if such covered debt is not eligible subordinated debt, the date on which we issue long-term indebtedness for money borrowed that is eligible subordinated debt.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretation. This discussion only applies to Debentures that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases Debentures in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the Debentures are sold to the public).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the Debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States and holders who mark securities to market for U.S. federal income tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

For purposes of this discussion, a United States holder is a beneficial owner of a Debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if either (1) a United States court can exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) the trust was in existence on August 20, 1996, was treated as a United States person prior to such date, and has made a valid election to continue to be treated as a United States person.

For purposes of this discussion, a non-United States holder is a beneficial owner of a Debenture that is neither a United States holder nor an entity treated as a partnership for U.S. federal income tax purposes, and holders refers to United States holders and non-United States holders.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Debentures, the tax treatment of the partnership and its partners will generally depend on the status and activities of the partnership and its partners. A prospective purchaser of Debentures that is treated as a partnership for U.S. federal income tax purposes, or a partner in any such partnership, should consult its own tax adviser regarding the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures.

Persons considering the purchase of the Debentures should consult their own tax advisers with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the Debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Debentures

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the Debentures. Based upon an analysis of the relevant facts and circumstances, including certain assumptions and certain representations made by us, Debevoise & Plimpton LLP, our special tax counsel, will render its opinion generally to the effect that, although the matter is not free from doubt, under then applicable law the Debentures will be treated as indebtedness for U.S. federal income tax purposes. Such opinion is not binding on the IRS or any court and there can be no assurance that the IRS or a court will agree with such opinion. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a Debenture each beneficial owner of a Debenture agrees, to treat the Debentures as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment, except where specified.

United States Holders

Interest Income and Original Issue Discount

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the Debentures will not be issued with OID for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the Debentures might be deferred could result in the Debentures being treated as issued with OID, unless the likelihood of such deferral is remote. We believe that the likelihood of interest deferral is remote and therefore that the possibility of such deferral will not result in the Debentures being treated as issued with OID. Accordingly, interest paid on the Debentures should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with each United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the Debentures would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual described in section 1272 of the Code, before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the Debentures as taxable income.

  Sale, Exchange, Redemption or Other Disposition of Debentures

Upon the sale, exchange, redemption or other disposition of a Debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the Debenture. Assuming that interest payments on the Debentures are not deferred and that the Debentures are not treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price. If the Debentures are treated as issued with OID, a United States holder’s adjusted tax basis in a Debenture generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the Debenture since and including the date that the Debenture was treated as issued with OID. That gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Non-United States Holders

Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax and certain expatriates, among others that are subject to special treatment under the Code. Such non-United States holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

As stated above, this discussion assumes that the Debentures will be respected as our indebtedness under current law. In such case, under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

a) payments of principal and interest (including OID, if applicable) with respect to a Debenture held by or for a non-United States holder will not be subject to U.S. federal withholding tax, provided that, in the case of interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, and (iii) the statement requirement set forth in section 871(h) or section 881(c) of the Code (described below) has been fulfilled with respect to such non-United States holder; and

b) a non-United States holder will generally not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption or other disposition of a Debenture, unless (i) such non-United States holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such sale, exchange, redemption or other disposition and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such non-United States holder of a trade or business in the U.S. (in each case, subject to the provisions of an income tax treaty).

In general, sections 871(h) and 881(c) of the Code require that, in order to obtain the exemption from U.S. federal withholding tax described in paragraph (a) above, the non-United States holder must provide a statement to the withholding agent to the effect that the non-United States holder is not a United States person. Such requirement generally will be fulfilled if the non-United States holder certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a United States person and provides its name and address. In the case of Debentures held by a foreign intermediary (other than a “qualified intermediary”) or a foreign partnership (other than a “withholding foreign partnership”), the foreign intermediary or partnership, as the case may be, generally must provide IRS Form W-8IMY to the withholding agent with the required attachments, including an appropriate certification by each beneficial owner.

If, contrary to the opinion of our special tax counsel, the Debentures were treated as equity for U.S. federal income tax purposes, payments of interest on the Debentures would generally be subject to U.S. withholding tax imposed at a rate of 30% or such lower rate as might be provided for by an applicable income tax treaty.

If a non-United States holder is engaged in a trade or business in the United States, and if amounts (including OID, if applicable) treated as interest for U.S. federal income tax purposes on a Debenture or gain realized on the sale, exchange, redemption or other disposition of a Debenture are effectively connected with the conduct of such trade or business, the non-United States holder, although generally exempt from U.S. federal withholding tax described in paragraph (a) above, will generally be subject to regular U.S. federal income tax on such effectively connected income or gain in the same manner as if it were a United States holder (subject to the provisions of an applicable income tax treaty). In lieu of the IRS forms described above, such non-United States holder will be required to provide IRS Form W-8ECI to the withholding agent in order to claim an exemption from U.S. federal withholding tax. In addition, if such non-United States holder is a corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest (including OID, if applicable) and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a Debenture if the statement referred to in clause (a)(iii) of the first paragraph under the heading “Non-United States Holder” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the Debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Debentures by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, plans, individual retirement accounts and other arrangements that are subject to the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (being referred to collectively as the Similar Laws), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement, each a Plan.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or an ERISA Plan, and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor, or the DOL, has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called service provider exemption).

Because of the foregoing, the Debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Debenture, each purchaser and subsequent transferee of a Debenture will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Debentures constitutes assets of any Plan or (ii) the purchase and holding of the

Debentures by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Debentures. Purchasers of the Debentures have exclusive responsibility for ensuring that their purchase and holding of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Debentures to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc. and Goldman, Sachs & Co. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Debentures set forth opposite the underwriter’s name.

Principal Amount
Underwriters	of Debentures

Citigroup Global Markets Inc.	$
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.

Total	$

The underwriting agreement provides that the obligations of the underwriters to purchase the Debentures included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Debentures if they purchase any of the Debentures.

The underwriters propose to offer some of the Debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the Debentures to dealers at the public offering price less a concession not to exceed 0.  % of the principal amount of the Debentures. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.  % of the principal amount of the Debentures on sales to other dealers. After the initial offering of the Debentures to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Debentures).

Paid by Chubb

Per Debenture	%

We estimate that our total expenses for the offering will be approximately $     .

In connection with the offering, the representatives may purchase and sell Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Debentures in excess of the principal amount of Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Debentures made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the Debentures at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases Debentures originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Debentures. They may also cause the price of the Debentures to be higher than the price that otherwise would exist in the open market in the absence of these transactions.

The underwriters have performed investment banking and advisory services for us and our subsidiaries from time to time for which they have received customary fees and expenses. In addition, affiliates of certain of the underwriters are lenders under, and perform certain roles with respect to, certain of our credit facilities. The underwriters may, from time to time, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business, which may include assistance in future share repurchases, including repurchases made with proceeds from this offering for which they will receive customary fees and expenses.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the Debentures described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Debentures that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Debentures described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive, or Qualified Investors.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the Debentures have not authorized and do not authorize the making of any offer of the Debentures through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Debentures as contemplated in this prospectus supplement. Accordingly, no purchaser of the Debentures, other than the underwriters, is authorized to make any further offer of the Debentures on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and its contents is only being distributed to, and is only directed at, persons in the United Kingdom that are Qualified Investors that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong),

or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Debentures have not been registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures may not be circulated or distributed, nor may the Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Debentures are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL OPINIONS

W. Andrew Macan, Vice President, Corporate Counsel and Secretary of The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, will pass upon certain legal matters relating to the Debentures on behalf of Chubb and on matters of New Jersey law. Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York 10019 will also pass upon certain legal matters relating to the Debentures on behalf of Chubb. Debevoise & Plimpton LLP, New York, New York 10022 will pass upon certain tax matters relating to the Debentures on behalf of Chubb. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York 10006. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Cleary Gottlieb Steen & Hamilton LLP will rely for matters of New Jersey law on the opinion of W. Andrew Macan.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

The Chubb Corporation

DEBT SECURITIES JUNIOR
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS

By this prospectus, The Chubb Corporation may offer from time to time any combination of the securities described in this prospectus.

We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CB.” Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 26, 2007

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any statement made by us in a prospectus supplement and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.”

You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Chubb, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Chubb since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

References to “Chubb,” “we,” “us” and “our” in this prospectus are references to The Chubb Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and information incorporated by reference in them contain forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, or PSLRA. These forward-looking statements are made pursuant to the safe harbor provisions of the PSLRA. They include statements relating to trends in, or representing management’s beliefs about, our future strategies, operations and financial results. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. These statements are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others, those discussed or identified from time to time in our public filings with the SEC and those associated with:

•	global political conditions and the occurrence of terrorist attacks, including any nuclear, biological, chemical or radiological events;

•	the effects of the outbreak or escalation of war or hostilities;

•	premium pricing and profitability or growth estimates overall or by lines of business or geographic area, and related expectations with respect to the timing and terms of any required regulatory approvals;

•	adverse changes in loss cost trends;

•	the ability to retain existing business;

•	our expectations with respect to cash flow projections and investment income and with respect to other income;

•	the adequacy of loss reserves, including:

•	our expectations relating to reinsurance recoverables;

•	the willingness of parties, including us, to settle disputes;

•	developments in judicial decisions or regulatory or legislative actions relating to coverage and liability, in particular, for asbestos, toxic waste and other mass tort claims;

•	development of new theories of liability;

•	our estimates relating to ultimate asbestos liabilities;

•	the impact from the bankruptcy protection sought by various asbestos producers and other related businesses;

•	the effects of proposed asbestos liability legislation, including the impact of claims patterns arising from the possibility of legislation and those that may arise if legislation is not passed;

•	the availability of reinsurance coverage;

•	the occurrence of significant weather-related or other natural or human-made disasters, particularly in locations where we have concentrations of risk;

•	the impact of economic factors on companies on whose behalf we have issued surety bonds, and in particular, on those companies that have filed for bankruptcy or otherwise experienced deterioration in creditworthiness;

•	the effects of disclosures by, and investigations of, public companies relating to possible accounting irregularities, practices in the financial services industry and other corporate governance issues, including:

•	claims and litigation arising out of stock option “backdating,” “spring loading” and other option grant practices by public companies;

•	the effects on the capital markets and the markets for directors and officers and errors and omissions insurance;

•	claims and litigation arising out of actual or alleged accounting or other corporate malfeasance by other companies;

•	claims and litigation arising out of practices in the financial services industry;

•	legislative or regulatory proposals or changes;

•	the effects of investigations into market practices, in particular contingent commissions and loss mitigation and finite reinsurance arrangements, in the property and casualty insurance industry together with any legal or regulatory proceedings, related settlements and industry reform or other changes with respect to contingent commissions or otherwise arising therefrom;

•	the impact of legislative and regulatory developments on our business, including those relating to terrorism and catastrophes;

•	any downgrade in our claims-paying, financial strength or other credit ratings;

•	the ability of our subsidiaries to pay us dividends;

•	general economic and market conditions including:

•	changes in interest rates, market credit spreads and the performance of the financial markets;

•	the effects of inflation;

•	changes in domestic and foreign laws, regulations and taxes;

•	changes in competition and pricing environments;

•	regional or general changes in asset valuations;

•	the inability to reinsure certain risks economically;

•	changes in the litigation environment; and

•	our ability to implement management’s strategic plans and initiatives.

Any forward-looking statement made by us in this prospectus, any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus, in any prospectus supplement, in our filings with the SEC which are incorporated by reference into this prospectus, or elsewhere might not occur. We assume no obligation to update any forward-looking information set forth in this prospectus, any prospectus supplement, any of our filings with the SEC that are incorporated by reference into this prospectus or elsewhere, which speak as of their date, except as required by federal securities laws.

THE CHUBB CORPORATION

The Chubb Corporation was incorporated as a business corporation under the laws of the State of New Jersey in June 1967. The Chubb Corporation is a holding company for a family of property and casualty insurance companies known informally as the Chubb Group of Insurance Companies and referred to in this prospectus as the P&C Group. Since 1882, the P&C Group has provided property and casualty insurance to businesses and individuals around the world.

The P&C Group provides insurance coverage principally in the United States, Canada, Europe, Australia, and parts of Latin America and Asia.

The P&C Group is divided into three strategic business units:

•	commercial;

•	specialty; and

•	personal.

Chubb Commercial Insurance offers a full range of commercial customer insurance products, including coverage for multiple peril, casualty, workers’ compensation and property and marine. Chubb Commercial Insurance is known for writing niche business, where our expertise can add value for our agents, brokers and policyholders. Chubb Specialty Insurance offers a wide variety of specialized professional liability products for privately and publicly owned companies, financial institutions, professional firms and healthcare organizations. Chubb Specialty Insurance also includes our surety business. Chubb Personal Insurance offers products for individuals with fine homes and possessions who require more coverage choices and higher limits than standard insurance policies.

In December 2005, we transferred our ongoing reinsurance assumed business to Harbor Point Limited. Other than pursuant to certain arrangements entered into with Harbor Point, the P&C Group generally no longer engages directly in the reinsurance assumed business. Harbor Point has the right for a transition period of up to two years to underwrite specific reinsurance business on the P&C Group’s behalf. The P&C Group retains a portion of any such business and cedes the balance to Harbor Point.

Our principal executive offices are located at 15 Mountain View Road, Warren, New Jersey 07061-1615, and our telephone number is (908) 903-2000.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes.

RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for each of the years in the five year period ended December 31, 2006. We currently have no shares of preferred stock issued and outstanding and we do not have any preferred stock obligation. Accordingly, our ratio of consolidated earnings to combined fixed charges and preference dividends is equal to our ratio of consolidated earnings to fixed charges and is not disclosed separately.

	For the Years Ended December 31,
	2006	2005	2004	2003	2002

Ratio of Consolidated Earnings to Fixed Charges	21.26	15.28	12.36	6.25	2.59

For the purpose of computing the above ratios of consolidated earnings to fixed charges, consolidated earnings consist of income from continuing operations before income taxes excluding income or loss from equity investees, plus those fixed charges that were charged against income and distributions from equity investees. Fixed charges consist of interest expense before reduction for capitalized interest and the portion of rental expense (net of rental income from subleased properties) that is considered to be representative of the interest factors in the leases.

DESCRIPTION OF DEBT SECURITIES

We may offer senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the debt securities. We will issue the senior debt securities in one or more series under an indenture, which we refer to as the senior indenture, as supplemented from time to time, between us and The Bank of New York Trust Company, N.A., as trustee. We will issue the subordinated debt securities in one or more series under an indenture, which we refer to as the subordinated indenture, as supplemented from time to time between us and The Bank of New York Trust Company, N.A., as trustee. We refer to the senior indenture and the subordinated indenture together as the indentures.

The following description of the terms and provisions of the debt securities and the indentures is a summary. It summarizes only those terms of the debt securities and portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

Ranking

Unless otherwise indicated in a prospectus supplement, our senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated obligations. Our subordinated debt securities will be unsecured and will be subordinate and junior in right of payment to all of our senior debt as described in the subordinated indenture. See “— Subordination Under the Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination Under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue debt securities in one or more series, through an indenture that supplements the senior indenture or the subordinated indenture, as the case may be, or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of debt securities being issued. These may include the following:

•	classification as senior or subordinated debt securities;

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	maturity date(s) or the method of determining maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates and the record dates for the interest payments;

•	dates from which interest will accrue and the method of determining those dates;

•	dates on which premium, if any, will be paid;

•	place(s) where we will pay principal, premium, if any, and interest and where you may present the debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the debt securities of that series and the indentures may be made;

•	authorized denominations, if other than denominations of $1,000;

•	the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the debt securities of that series will be denominated;

•	if the amount of payments of principal, premium, if any, and interest on the debt securities of that series may be determined with reference to an index and how such amounts will be determined;

•	any special United States federal income tax consequences of the debt securities of that series;

•	any special accounting considerations applicable to the debt securities of that series;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	any additions, in the events of default or covenants specified in the indenture relating to the debt securities of that series;

•	if other than the principal amount of debt securities, the portion of the principal amount of the debt securities of that series that is payable upon declaration of acceleration of maturity;

•	whether the debt securities of that series will be issued in whole or in part in the form of one or more global securities;

•	whether a temporary global security shall be issued and the terms upon which temporary global debt securities of that series may be exchanged for definitive debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of debt securities;

•	in the case of the senior debt securities, the terms and conditions of any right we would have or any option you would have to convert or exchange the debt securities of that series into other securities, cash or property of Chubb;

•	in the case of the subordinated debt securities, any provisions regarding subordination; and

•	other specific terms, not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon exercise of warrants, exchange, conversion or settlement of other securities. See “Description of Warrants.”

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the debt securities in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000.

Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denominations, of a like aggregate principal amount and bearing the same interest rate. You may present debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the indentures. We will appoint the trustees as securities registrar under the indentures. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If a series of debt securities is redeemable, we will specify the terms of redemption with respect to the series in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000 (or such other authorized denomination thereof).

We will mail notice of any redemption of your debt securities at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey or lease all or substantially all of its assets to us unless:

•	we are the surviving corporation or the successor corporation is a corporation organized under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•	Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our assets.

Events of Default

These are “Events of Default” under the indentures with respect to each series of debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach of, any covenant or warranty of Chubb contained in the applicable indentures or terms of such series of debt securities for 60 days under the senior indenture, and 90 days under the subordinated indenture, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding debt securities;

(5) certain events of bankruptcy, insolvency or reorganization of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

If an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such securities.

If an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of debt securities then outstanding, occurs and is continuing, with respect to the debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding debt securities of that series, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest and premium, if any.

If an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of debt securities then outstanding under the relevant indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the debt securities of all series then outstanding under the relevant indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding debt securities, or such lesser amount as may be provided in the terms of the securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of debt securities under the relevant indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series, and in any Event of Default specified in clause (4) above with respect to all series of debt securities under the relevant indenture or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding debt securities of all series under the relevant indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such debt security.

The trustee will, within 90 days of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default that has not been cured or waived, provide notice to the holders of any series of debt securities effected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium, if any, or interest on, or sinking fund payment in respect of, the securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification of the Indentures

We may generally amend the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment. However, we may not amend the indentures without the consent of each holder affected, in order to, among other things:

•	extend the final maturity of any debt security;

•	reduce the principal amount of any debt security;

•	reduce the rate or extend the time of payment of interest on any debt security;

•	reduce the amount payable on redemption of any debt security, or reduce the amount of principal of an original issue discount debt security that would be due and payable on an acceleration of the maturity of such debt security or the amount of such debt security provable in bankruptcy;

•	change the currency of payment of principal of or interest on any debt security;

•	extend the time or reduce the amount of any payment to any sinking fund or analogous obligation relating to any debt security;

•	impair or affect the right of any security holder to institute suit for payment on such security or any right of repayment at the option of the security holder;

•	reduce the percentage of debt securities of any series the holders of which must consent to an amendment to an indenture;

•	reduce the percentage of debt securities of any series necessary to consent to waive any past default under an indenture to less than a majority; or

•	modify any of the provisions of the sections of such indenture relating to supplemental indentures with the consent of the holders of debt securities, except to increase the percentage of holders or to provide that provisions of the indenture cannot be modified or waived without the consent of the holder of each affected debt security.

A supplemental indenture which changes or eliminates any covenant or other provision of an indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, will not affect the rights under the indenture of the holders of the debt securities of any other series.

We and the trustee may amend the indentures without the consent of any holder of debt securities in order to:

•	secure any debt securities issued under such indenture;

•	evidence the succession of another corporation and assumption of our obligations in the case of a merger or consolidation;

•	add to the covenants of Chubb or add additional events of default;

•	cure ambiguities, defects or inconsistencies, provided that such action does not adversely affect any holders of debt securities issued under such indenture;

•	establish the form and terms of debt securities of any series;

•	provide for a successor trustee with respect to one or more series of securities issued under such indenture or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	permit or facilitate the issuance of securities in bearer form or provide for uncertificated securities to be issued under such indenture; or

•	change or eliminate any provision of such indenture, provided that any such change or elimination will become effective only when there is no security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities of any outstanding series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the debt securities of that series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect with respect to all debt securities of that series, other than as to certain transfers and exchanges and other rights identified in the indenture, and we will be deemed to have satisfied and discharged the indenture with respect to all debt securities of that series. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the senior indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•	we irrevocably deposit with the trustee cash or United States government obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, all outstanding debt securities of such series;

•	if specified in the applicable prospectus supplement, we deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service, a ruling to the effect that (or in lieu thereof, if specified in the applicable prospectus supplement, an opinion of counsel to the same effect):

•	the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance; and

•	the defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the senior debt securities of such series; this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law;

•	no event of default under the senior indenture with respect to the debt securities of such series has occurred and is continuing or shall have occurred and be continuing on the 123rd day after the date of deposit;

•	the deposit will not result in a default under, or a violation of, the senior indenture or any other agreement to which we are party; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the senior indenture relating to the defeasance of the entire indebtedness on the outstanding senior debt securities of such series have been complied with.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for debt securities in definitive form, a global certificate may generally be transferred only to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will act as depositary.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of the debt securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Except as described below, you:

•	will not be entitled to have any of the debt securities represented by the registered global security registered in your names;

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global security to the depositary that is the registered holder of the global security or its nominee. The depositary for the global security will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global security, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or government obligations deposited with, or paid to, the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for three years after the principal or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The subordinated indenture permits us to issue debt securities that we may convert or exchange into common stock or other securities of Chubb. We will describe the specific terms on which any series of the subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Subordination Under the Subordinated Indenture

The debt securities we issue under the subordinated indenture will constitute part of the subordinated debt of Chubb. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all “senior indebtedness” of Chubb. The subordinated indenture defines “senior indebtedness” as the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the subordinated indenture or later incurred or created:

•	indebtedness of Chubb for money borrowed, including purchase money obligations, evidenced by notes or other written obligations;

•	indebtedness of Chubb evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument;

•	obligations of Chubb as lessee under capitalized leases and leases of property made as part of any sale and leaseback transactions;

•	indebtedness of others of any of the kinds described in the preceding clauses assumed or guaranteed by Chubb; and

•	renewals, extensions and refundings of, and indebtedness and obligations of a successor corporation issued in exchange for, or in replacement of, indebtedness and obligations described in the preceding clauses unless such indebtedness, obligation, renewal, extension or refunding expressly provides that it is not superior in right of payment to the subordinated debt securities;

provided that senior indebtedness does not include any indebtedness issued under the subordinated indenture or any indebtedness or obligation if the terms of such indebtedness or obligation expressly provide that such indebtedness or obligation is not senior in right of payment to the debt securities issued under the subordinated indenture or expressly provide that such indebtedness or obligation is pari passu with or junior to the debt securities issued under the subordinated indenture.

The subordinated indenture does not limit the amount of senior indebtedness that we may incur. However, under the subordinated indenture, we have agreed that we will not incur any subordinated indebtedness (other than the junior subordinated debt) unless it is subordinated to our senior indebtedness at least to the same extent that the subordinated debt securities are subordinate to senior indebtedness.

No payment of the principal or interest on the indebtedness evidenced by the subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Upon any acceleration of the maturity of any series of subordinated debt securities resulting from an event of default, Chubb must give notice of the acceleration to holders of the senior indebtedness and may not pay holders of such series of subordinated debt securities until 120 days after the acceleration and then only if all principal of, premium, if any, and interest on senior indebtedness due at that time (whether by acceleration or otherwise) is first paid in full. In the event of any payment or distribution of assets or securities upon any dissolution, winding up, total or partial liquidation or reorganization or similar proceeding relating to Chubb, all principal of, premium, if any, and interest due on all senior indebtedness must be paid in full before holders of the subordinated debt securities are entitled to receive or retain any payment. As a result of such subordination, in the event of insolvency, creditors of

Chubb who are holders of senior indebtedness and general creditors of Chubb, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

Governing Law

The debt securities and each indenture will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture and under the subordinated indenture and will be the trustee under the junior subordinated indenture referred to below. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

We may offer unsecured junior subordinated debt securities. We will issue the junior subordinated debt securities in one or more series under an indenture, which we refer to as the junior subordinated indenture, as supplemented from time to time, between us and The Bank of New York Trust Company, N.A., as trustee.

The following description of the terms and provisions of the junior subordinated debt securities and the junior subordinated indenture is a summary. It summarizes only those terms of the junior subordinated debt securities and portions of the junior subordinated indenture which we believe will be most important to your decision to invest in our junior subordinated debt securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debt securities. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debt securities. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking

Our junior subordinated debt securities will be unsecured obligations. Each series of junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement. The junior subordinated debt securities of any series will be subordinate and junior in right of payment, as described in the junior subordinated indenture and the applicable prospectus supplement, to all of our indebtedness other than debt which ranks equally with or junior to the junior subordinated debt securities. See “— Subordination under the Junior Subordinated Indenture.”

Since we are a non-operating holding company, most of our operating assets are owned by our subsidiaries. We rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debt securities. Most of our subsidiaries are in the property and casualty insurance business. The amount of dividend distributions to us from our insurance subsidiaries may be restricted by state insurance laws and regulations as administered by state insurance departments.

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Junior Subordinated Indenture” and the prospectus supplement relating to any offering of junior subordinated debt securities.

Terms of the Junior Subordinated Debt Securities

We may issue the junior subordinated debt securities in one or more series, through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the series of junior subordinated debt securities being issued. These may include the following:

•	the title, designation and purchase price;

•	any limit upon the aggregate principal amount;

•	the maturity date(s) or the method of determining such maturity date(s);

•	the interest rate(s), if any, and the method for calculating the interest rate(s), if any;

•	the interest payment dates, interest payment record dates and any other specific covenants for the payment of interest;

•	the circumstances, if any, in which interest may be deferred and the terms of any such deferral, including applicable restrictive covenants during any interest deferral period;

•	dates from which interest will accrue and the method of determining those dates;

•	the circumstances and dates on which premium, if any, will be paid;

•	place(s) where we may pay principal, premium, if any, and interest and where you may present the junior subordinated debt securities of that series for registration of transfer or exchange;

•	place(s) where notices and demands relating to the junior subordinated debt securities of that series and the junior subordinated indenture may be made;

•	authorized denominations, if other than denominations of $1,000;

•	the currency or currencies, if other than the currency of the United States, in which principal, premium, if any, and interest will be paid or in which the junior subordinated debt securities of that series will be denominated;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debt securities of that series or the manner in which such amounts will be determined;

•	any special United States federal income tax consequences of the junior subordinated debt securities of that series;

•	any special accounting considerations applicable to the junior subordinated debt securities of that series;

•	any mandatory or optional redemption terms, or prepayment or sinking fund provisions;

•	any additions, modifications or deletions in the events of default or related provisions, including acceleration mechanisms, or in the covenants specified in the junior subordinated indenture;

•	any financial ratios covenants applicable to the junior subordinated debt securities of that series;

•	if other than the principal amount of the junior subordinated debt securities of that series, the portion of the principal amount of junior subordinated debt securities of that series that is payable upon declaration of acceleration of maturity;

•	whether the junior subordinated debt securities of that series will be issued in whole or in part in the form of one or more global securities and the terms and conditions upon which interests in such global securities may be exchanged for certificates;

•	whether a temporary global security will be issued and the terms upon which temporary global junior subordinated debt securities of that series may be exchanged for definitive junior subordinated debt securities;

•	any additions, modifications or deletions to the requirements for consent by holders to any amendment or waiver of the terms or conditions of the junior subordinated indenture or the junior subordinated debt securities of that series;

•	the appointment of any trustees, authenticating or paying agent(s), transfer agent(s) or any other agents with respect to that series of junior subordinated debt securities;

•	the terms and conditions of any right we would have or any option you would have to convert or exchange the junior subordinated debt securities of that series into any other securities or property of Chubb;

•	any additions, modifications or deletions in the subordination provisions, including the definition of senior indebtedness;

•	the relative degree, if any, to which the junior subordinated debt securities of that series will be senior to or be subordinated to other series of junior subordinated debt securities in right of payment; and

•	other specific terms, not inconsistent with the provisions of the junior subordinated indenture.

Junior subordinated debt securities may also be issued under the junior subordinated indenture upon the exercise of warrants or upon conversion, exchange and settlement of other securities. See “Descriptions of Warrants.”

Special Payment Terms of the Junior Subordinated Debt Securities

We may issue one or more series of junior subordinated debt securities at a substantial discount below their stated principal amount, to the extent provided in the applicable prospectus supplement. These junior subordinated debt securities may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debt securities may be payable in one or more foreign currencies or currency units. The junior subordinated debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debt securities of any series and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the junior subordinated debt securities.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debt securities in fully registered form without coupons in denominations of $1,000 and integral multiples of $l,000.

Except as we may describe in the applicable prospectus supplement, junior subordinated debt securities of any series will be exchangeable for other junior subordinated debt securities of the same series, in any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and having the same terms. You may present junior subordinated debt securities for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you will be required to pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the trustee as securities registrar under the junior subordinated indenture unless we state otherwise in the applicable prospectus supplement. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Unless we state otherwise in the applicable prospectus supplement, if we redeem any junior subordinated debt securities of any series, neither we nor the trustee will be required to:

•	issue, transfer, or exchange junior subordinated debt securities of such series during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debt securities of such series and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•	transfer or exchange any junior subordinated debt securities of such series selected for redemption in whole or in part, except for any portion not redeemed of any junior subordinated debt securities of such series that is being redeemed in part.

Sinking Funds and Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless we state otherwise in the applicable prospectus supplement, we may, at our option and at any time, redeem any series of junior subordinated debt securities, in whole or in part at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date. We may redeem the junior subordinated debt securities of any series in part only in the amount of $1,000 or integral multiples of $1,000 (or such other authorized denomination thereof).

Unless we state otherwise in the applicable prospectus supplement, we will mail notice of any redemption of your junior subordinated debt securities not less than 30, nor more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debt securities or the portions called for redemption.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debt securities to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the applicable prospectus supplement. However, we may not extend these interest payments beyond the final maturity of the junior subordinated debt securities.

If we exercise this right, during the extension period we and our subsidiaries may not, unless we state otherwise in the applicable prospectus supplement:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock;

•	make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debt securities; or

•	make any guarantee payments with respect to the foregoing;

in each case other than:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the junior subordinated debt securities of any series that is made pro rata to the amounts due on such part passu securities (including the junior subordinated debt securities of any series)

and any payments of deferred interest on part passu securities that, if not made, would cause us to breach the terms of the instrument governing such part passu securities;

•	any payment of principal in respect of pari passu securities having the same scheduled maturity date as the junior subordinated debt securities of any series, as required under a provision of such pari passu securities that is substantially the same as the provision for repayment of principal of the junior subordinated debt securities of any series and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the junior subordinated debt securities of any series; or

•	any repayment or redemption of a security necessary to avoid a breach of the instrument governing the same.

We will describe the United States federal income tax consequences and special considerations relating to the extension of any interest payment period of any junior subordinated debt securities in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

Unless we state otherwise in the applicable prospectus supplement, we may not consolidate with, merge into or sell, convey, transfer or lease all or substantially all of our properties and assets to any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, nor permit any such entity to consolidate with, merge into or sell, convey, transfer or lease all or substantially all of its properties and assets to us unless:

•	we are the surviving entity or the successor entity is an entity organized under the laws of any domestic jurisdiction and assumes our obligations on the junior subordinated debt securities and under the junior subordinated indenture;

•	after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default will have occurred and be continuing; and

•	Chubb or the surviving entity will have delivered to the trustee an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the junior subordinated indenture relating to the transaction or series of transactions have been satisfied.

This covenant would not apply to the direct or indirect sale, conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries. This covenant also would not apply to any recapitalization transaction, a change of control of Chubb or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the sale, conveyance, transfer or lease of all or substantially all of our properties and assets.

Junior Subordinated Debt Securities Events of Default

Unless we state otherwise in the applicable prospectus supplement, these are “Events of Default” under the junior subordinated indenture with respect to each series of junior subordinated debt securities:

(1) failure to pay principal, or premium, if any, when due;

(2) failure to pay any interest when due, continued for 30 days;

(3) default in the payment of any sinking fund installment when due and payable;

(4) failure to perform, or breach, of specified covenants or warranties of Chubb contained in the junior subordinated indenture for 90 days, after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the relevant series of outstanding junior subordinated debt securities;

(5) certain events of bankruptcy, insolvency or receivership of Chubb; and

(6) any other event of default described in the applicable board resolution or supplemental indenture under which the series of junior subordinated debt securities is issued.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default occurs and is continuing, the trustee may, and at the written request of holders of a majority in aggregate principal amount of the securities of each series affected by the Event of Default and upon the trustee’s receipt of indemnification to its satisfaction will, proceed to protect and enforce its rights and those of the holders of such junior subordinated debt securities.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default, other than an Event of Default specified in clause (5) above or an event of default specified in clause (4) above with respect to less than all series of junior subordinated debt securities then outstanding, occurs and is continuing, with respect to the junior subordinated debt securities of any series, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series (each series acting as a separate class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities of that series, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest and premium, if any.

Unless we state otherwise in the applicable prospectus supplement, if an Event of Default specified in clause (4) above occurs and is continuing with respect to all series of junior subordinated debt securities then outstanding under the junior subordinated indenture or an Event of Default specified in clause (5) above occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of all of the junior subordinated debt securities of all series then outstanding under the junior subordinated indenture (treated as one class) may require us to repay immediately the entire principal amount of the outstanding junior subordinated debt securities, or such lesser amount as may be provided in the terms of the junior subordinated debt securities, together with all accrued and unpaid interest, if any.

Any Event of Default with respect to a particular series of junior subordinated debt securities under the junior subordinated indenture may be waived by the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of such series, and any Event of Default specified in clause (4) above with respect to all series of junior subordinated debt securities or specified in clause (5) above may be waived by the holders of a majority in aggregate principal amount of all the outstanding junior subordinated debt securities of all series under the junior subordinated indenture, as the case may be, except, in each case, a failure to pay principal of, or premium, if any, or interest on such junior subordinated debt securities unless we state otherwise in the applicable prospectus supplement.

The trustee will, within 90 days after actual knowledge of the trustee of the occurrence of any event which, after notice or lapse of time or both, would become an Event of Default under the junior subordinated indenture or the junior subordinated debt securities of a series that has not been cured or waived, provide notice to the holders of such series of junior subordinated debt securities affected. The trustee may withhold notice to the holders of any such event, except a default relating to the payment of principal of, premium if any, on, interest or sinking fund in respect of, the junior subordinated debt securities, if the trustee considers it in the interest of the holders to do so.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the junior subordinated indenture.

Modification of the Junior Subordinated Indenture

Unless we state otherwise in the applicable prospectus supplement, we and the trustee may, without the consent of the holders of junior subordinated debt securities of any series, amend, waive or supplement the junior subordinated indenture in order to:

•	evidence the succession of another person and assumption by any such successor of our covenants under the junior subordinated indenture and the junior subordinated debt securities;

•	convey, transfer, assign, mortgage or pledge any property to or with the trustee a security for the junior subordinated debt securities or to surrender any right or power conferred upon us under the junior subordinated indenture;

•	establish the form or terms of the junior subordinated debt securities of any series;

•	add to the covenants of Chubb, to surrender any right or power conferred upon the Company by the junior subordinated indenture or add additional events of default;

•	change or eliminate any provision of the junior subordinated indenture; provided that any such change or elimination will become effective only when there is no junior subordinated debt securities of any series outstanding created prior to the execution of such supplemental indenture or waiver which is entitled to the benefit of such provision;

•	cure ambiguities or defects, correct or supplement any inconsistencies or make any other provisions with respect to matters or questions under the junior subordinated indenture; provided that such action does not materially adversely affect the interest of any holder of junior subordinated debt securities of any series outstanding;

•	provide for a successor trustee with respect to junior subordinated debt securities of any series; or

•	comply with the requirements of the Commission in order to effect or maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the trustee may modify and amend the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debt securities with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding junior subordinated debt securities of each series affected. However, unless we state otherwise in the applicable prospectus supplement, no modification or amendment may, without the consent of the holder of each outstanding junior subordinated debt securities affected:

•	change the stated maturity of the principal or interest on the junior subordinated debt securities of any series;

•	reduce the principal amount of the junior subordinated debt securities of any series;

•	reduce the rate of interest or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debt securities, extend the time of payment of interest on the junior subordinated debt securities;

•	reduce the amount payable on redemption of the junior subordinated debt securities of any series, or reduce the amount of principal of an original issue discount junior subordinated debt security of any series that would be due and payable upon an acceleration of the maturity of such security;

•	change the place of payment or the currency of payment of principal of or interest on the junior subordinated debt securities of any series;

•	impair the right of any security holder to institute suit for the enforcement of payment on the junior subordinated debt securities of any series on or after their stated maturity or redemption date;

•	modify any of the provisions of the sections of the junior subordinated indenture relating to amendments with consents of holders and waivers, except to increase the percentage of holders or to provide that certain other provisions of the junior subordinated indenture cannot be modified or waived without the consent of the holder of each junior subordinated debt securities of any series; and

•	modify any provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders thereof.

In addition, we and the trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debt securities.

Satisfaction and Discharge

Unless we state otherwise in the applicable prospectus supplement, when, among other things, all junior subordinated debt securities of any series not previously delivered to the trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee;

and we deposit or cause to be deposited with the trustee, in trust, an amount in cash or United States government obligations sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities of such series not previously delivered to the trustee for cancellation, for the principal, premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, and we pay or cause to be paid all other sums payable with respect to the junior subordinated debt securities of such series and deliver certain officers’ certificate and legal opinions to the trustee, then the junior subordinated indenture will cease to be of further effect with respect to the junior subordinated debt securities of that series and we will be deemed to have satisfied and discharged the junior subordinated indenture with respect to the junior subordinated debt securities of such series other than as to certain transfers and exchange, the right of holders to receive payment and the rights and obligations of the trustee under the junior subordinated indenture.

Defeasance

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness with respect to all outstanding junior subordinated debt securities of any series, other than as to certain transfers and exchanges, if, among other things:

•	we irrevocably deposit with the trustee, in trust, cash or United States government obligations or a combination thereof, in an amount sufficient to pay on each date that they become due and payable, the principal of, premium, if any, and interest on, all outstanding junior subordinated debt securities of such series;

•	we pay all other sums payable with respect to the outstanding junior subordinated debt securities of such series; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel to the effect that all conditions precedent in the junior subordinated indenture relating to the defeasance of the entire indebtedness on the outstanding junior subordinated debt securities of such series have been complied with.

Global Junior Subordinated Debt Securities

The junior subordinated debt securities of a series may be issued in whole or in part in the form of one or more global junior subordinated debt securities that will be deposited with a depositary identified in a prospectus supplement. Unless it is exchanged for junior subordinated debt securities in definitive form, a global junior subordinated debt securities may not be transferred unless it is being transferred to certain nominees of the depositary. Unless otherwise stated in the prospectus supplement, DTC will act as depositary. We will issue global junior subordinated debt securities only in registered form and in either temporary or permanent form.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debt Securities

Ownership of beneficial interests in a registered global junior subordinated debt securities will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global junior subordinated debt securities, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the junior subordinated debt securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the junior subordinated debt securities will designate the accounts to be credited, or we will designate such accounts if the junior subordinated debt securities are issued directly by us. Ownership of beneficial interests in a registered global junior subordinated debt securities will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of debentures take physical delivery of the junior subordinated debentures in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global junior subordinated debt securities.

So long as the depositary or its nominee is the registered owner of a global junior subordinated debt securities, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the junior subordinated debt securities represented by the global junior subordinated debt securities for all purposes under the junior subordinated indenture. Except as provided below or as otherwise stated in the applicable prospectus supplement, you

•	will not be entitled to have any of the junior subordinated debt securities represented by the global junior subordinated debt securities registered in your name;

•	will not receive or be entitled to receive physical delivery of any junior subordinated debt securities in definitive form; and

•	will not be considered the owner or holder of the junior subordinated debt securities under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on a registered global junior subordinated debt securities to the depositary that is the registered holder of the global junior subordinated debt securities or its nominee. The depositary for the global junior subordinated debt securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the registered global junior subordinated debt securities and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium, if any, or interest payment in respect of a global junior subordinated debt securities, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in a registered global junior subordinated debt securities held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debt securities at the office of the trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debt securities to the registered owner of the junior subordinated debt securities at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debt securities.

Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debt securities that remain unclaimed for two years after the principal, premium, if any, or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Conversion or Exchange

The junior subordinated indenture permits us to issue junior subordinated debt securities that we may convert or exchange into other securities or property of Chubb. We will describe the specific terms on which any series of junior subordinated debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option, as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe the manner in which the other securities you would receive would be converted or exchanged.

Subordination Under the Junior Subordinated Indenture

The junior subordinated debt securities we issue under the junior subordinated indenture will constitute part of the subordinated debt of Chubb. These junior subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the junior subordinated indenture and in any applicable prospectus supplement to all “senior indebtedness” of Chubb. Unless we state otherwise in the applicable prospectus supplement, “senior indebtedness” means the principal of, premium, if any, and unpaid interest on the following, whether outstanding at the date of the junior subordinated indenture or later incurred or created:

•	all of Chubb’s obligations (other than obligations pursuant to the junior subordinated indenture and the junior subordinated debt securities of any series) for money borrowed;

•	all of Chubb’s obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by Chubb to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for Chubb, in connection with the issuance of securities by such vehicles;

•	all of Chubb’s obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of Chubb’s reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for Chubb’s account;

•	all of Chubb’s obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which Chubb or any of its subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all of Chubb’s payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of Chubb;

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, Chubb has assumed or guaranteed or for which Chubb is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation, reimbursement and indemnification obligations of Chubb to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The junior subordinated debt securities will rank senior to all of Chubb’s equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the junior subordinated debt securities or (3) any of Chubb’s indebtedness owed to a person who is a subsidiary or employee.

The junior subordinated indenture does not limit the amount of senior indebtedness that we may incur.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior indebtedness before the holders of junior subordinated debt securities will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debt securities.

If the maturity of any series of junior subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debt securities of such series.

Unless we state otherwise in the applicable prospectus supplement, no payment of the principal or interest on the indebtedness evidenced by the junior subordinated debt securities may be made if, at the time of such payment or immediately after giving effect thereto, there exists any default with respect to any senior indebtedness and the default is the subject of judicial proceedings or if Chubb receives notice of the default from any holder of senior indebtedness or a trustee for such senior indebtedness.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Trustee

The trustee under the junior subordinated indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

The Bank of New York Trust Company, N.A. is the trustee under the senior indenture and the subordinated indenture and will be the trustee under the junior subordinated indenture. The trustee under each indenture may have other relationships with us subject to the Trust Indenture Act. The trustee’s current address is 2 North LaSalle Street, Suite 1020, Global Corporate Trust, Chicago, Illinois 60602.

DESCRIPTION OF CAPITAL STOCK

General

Our restated certificate of incorporation, as amended, authorizes us to issue 1,200,000,000 shares of common stock, par value $1.00 per share, and 8,000,000 shares of preferred stock, par value $1.00 per share. As of February 15, 2007 there were 408,589,297 shares of common stock issued and outstanding and no shares of preferred stock issued or outstanding. Holders of common stock have received a right entitling them, when the right becomes exercisable, to purchase shares of our Series B Participating Cumulative Preferred Stock. See “— Shareholders Rights Plan.”

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important for your decision to invest in our capital stock. You should keep in mind, however, that it is our restated certificate of incorporation, as amended, our bylaws, as amended, and the New Jersey Business Corporation Act, and not this summary, which define your rights as a holder of our capital stock. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our restated certificate of incorporation, as amended, and our bylaws, as amended, are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

The holders of common stock, subject to the provisions of New Jersey law and the preferential rights of the holders of any shares of preferred stock, are entitled to dividends when and as declared by the board of directors. The holders of common stock have one vote per share on all matters submitted to a vote of the shareholders, and the right to the net assets of Chubb in liquidation after payment of any amounts due to creditors and in respect of our preferred stock. Holders of shares of common stock are not entitled as a matter of right to any preemptive or subscription rights and are not entitled to cumulative voting for directors. All outstanding shares of common stock are, and the shares of common stock issued under this prospectus, will be, fully paid and non-assessable.

Our common stock is listed on the New York Stock Exchange under the symbol “CB.”

Under New Jersey law, the affirmative vote of two-thirds of the votes cast is required for shareholder approval of any merger or any plan of consolidation as well as for any sale, lease, exchange or other disposition of all, or substantially all, of the assets of Chubb, if not in the usual and regular course of its business, and for any liquidation, dissolution or amendment of the certificate of incorporation. All other shareholder action is decided by a majority of the votes cast at a meeting of shareholders.

Our bylaws, as amended, provide that the annual meeting of shareholders will be held on such date and at such time as shall be designated by the board of directors and as stated in a written notice which is mailed or delivered to each shareholder at least ten days, but not more than sixty days, prior to any shareholder meeting. Our bylaws, as amended, provide that shareholder meetings may be held in the State of New Jersey or at such other place as may be designated by the board of directors and stated in the written notice of meeting.

Our restated certificate of incorporation, as amended, further provides that the board of directors has the power, except as provided by statute, in its discretion, to use or apply any funds of Chubb lawfully available for that purpose to purchase or acquisition of shares of the capital stock or bonds or other securities of Chubb:

•	in the market or otherwise, at such price as may be fixed by the board;

•	to such extent and in such manner and for such purposes and upon such terms as the board may deem expedient; and

•	as may be permitted by law.

The transfer agent and registrar for the common stock is Computershare Investor Services, N.A., 525 Washington Boulevard, Jersey City, New Jersey 07210.

Preferred Stock

Under our restated certificate of incorporation, as amended, we are authorized to issue up to 8,000,000 shares of preferred stock. The authorized but unissued shares of preferred stock may be issued pursuant to a resolution of our board of directors or an authorized committee of our board of directors without the vote of the holders of capital stock of Chubb.

Shares of preferred stock of Chubb may be issued in one or more series and the shares of all series will rank pari passu and be identical in all respects, except that with respect to each series the board of directors may fix, among other things:

•	the rate of dividends payable on the preferred stock;

•	the time and prices of redemption;

•	the amount payable upon voluntary redemption;

•	the retirement or sinking fund, if any;

•	the conversion rights, if any;

•	the voting rights, if any (in addition to the voting right described below);

•	the restrictions, if any, on:

•	the creation of indebtedness of Chubb or any subsidiary of Chubb; or

•	the issuance of stock ranking on a parity with or senior to the shares of preferred stock either as to dividends or on liquidation;

•	the restrictions, if any, on:

•	the payment of dividends on common stock;

•	the acquisition of common stock; or

•	any other class or classes of stock of Chubb, other than preferred stock, ranking on a parity with or junior to the shares of preferred stock either as to dividends or on liquidation; and

•	the number of shares to comprise such series.

Each series of preferred stock will be entitled to receive an amount payable on liquidation, dissolution or winding up, fixed for each series, plus all dividends accumulated to the date of final distribution, before any payment or distribution of assets of Chubb is made on common stock. Shares of preferred stock that have been issued and reacquired in any manner by Chubb, including shares redeemed, shares purchased and retired and shares that have been converted into shares of another series or class, may be reissued as part of the same or another series of preferred stock.

Shareholders Rights Plan

We have a shareholder rights agreement under which each shareholder has one-half of a right for each share of common stock held. Each right entitles the registered holder to purchase from Chubb a unit consisting of one one-thousandth of a share of Series B Participating Cumulative Preferred Stock, par value $1.00 per share, at a purchase price of $240 per unit. The rights are subject to adjustment to prevent dilution of the interests represented by each right. The description and terms of the rights are set forth in a rights agreement between Chubb and First Chicago Trust Company of New York, as rights agent. The following description of the provisions of the rights agreement is a summary. It summarizes only those portions of the rights agreement which we believe will be most important to your decision to invest in our securities. You should keep in mind, however, that it is the rights agreement, and not this summary, which define your rights under the rights agreement. There may be other provisions in the rights agreement which are also important to you. You should read the rights agreement for a full description of its terms. The rights agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the rights agreement.

The shareholder rights plan is reviewed and evaluated at least once each year by a committee of independent directors to determine if the maintenance of the shareholder rights plan continues to be in the best interest of Chubb, its shareholders and any other relevant constituencies of Chubb. Following a review, the committee of independent directors will communicate its conclusions to the full board of directors, including any recommendation as to whether the shareholder rights plan should be modified or the rights should be redeemed.

Distribution Date

The rights are attached to all outstanding shares of common stock and trade with the common stock until the rights become exercisable, and no separate rights certificates will be distributed. The rights will separate from the common stock and a distribution date will occur upon the earlier of either of the following:

•	10 days following the date of any public announcement that a person or group of affiliated or associated persons, referred to in this prospectus as an acquiring person, has acquired beneficial ownership of 20% or more of the outstanding shares of common stock; or

•	10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an acquiring person.

The rights are not exercisable until the distribution date and will expire at the close of business on March 12, 2009 unless previously redeemed by Chubb as described below.

Evidence of Rights

Until the distribution date, or earlier redemption or expiration of the rights:

•	the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates;

•	new common stock certificates issued after March 31, 1999 will contain a notation incorporating the rights agreement by reference; and

•	the surrender for transfer of any certificates for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificates.

As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter the separate rights certificates alone will represent the rights. Except as otherwise determined by the board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

Triggering Event and Effect of Triggering Event

If any person becomes an acquiring person:

•	proper provision will be made so that each holder of a right, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), will have the right to receive upon exercise the number of shares of common stock having a market value of two times the exercise price of the right; or

•	at the option of our board of directors, at any time until such acquiring person becomes the beneficial owner of 50% or more of the shares of common stock, Chubb may exchange the rights, other than rights that are, or (under the circumstances specified in the rights agreement) were, beneficially owned by an acquiring person (which will thereafter be void), for shares of common stock at an exchange ratio of one share of common stock per right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction. If, at any time following the date of any public announcement that an acquiring person has acquired beneficial ownership of 20% or more of the outstanding shares of common stock, Chubb is acquired in a merger or other business combination transaction, or 50% or more of Chubb’s assets or earning power is sold, each holder of a right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events described in this paragraph are referred to as triggering events.

Adjustments

The purchase price payable, and the number of units of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution upon the occurrence of one of the following:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the preferred stock;

•	if holders of the preferred stock are granted rights or warrants to subscribe for preferred stock, or convertible securities at less than the current market price of the preferred stock; or

•	upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

No adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. No fractional units will be issued and, in lieu of fractional units, an adjustment in cash will be made based on the market price of the preferred stock on the last trading date prior to the date of exercise.

Redemption

The rights may be redeemed in whole, but not in part, at a price of $.01 per right by the board of directors at any time prior to the earlier of:

•	a person or group of persons becoming an acquiring person; and

•	March 12, 2009.

Immediately upon the action of the board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

Until a right is exercised, the holder will have no rights as a shareholder of Chubb (beyond those as an existing shareholder), including the right to vote or to receive dividends. As long as the rights are attached to the common stock, Chubb will issue one right with each new share of common stock issued.

DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer depositary shares representing receipts for fractional interests in debt securities, junior subordinated debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security, junior subordinated debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities, junior subordinated debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security, junior subordinated debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security, junior subordinated debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement which we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement which are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, junior subordinated debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a payment of interest or distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a series of debt securities, junior subordinated debt securities or preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security, junior subordinated debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, junior subordinated debt securities or preferred stock. Whenever we redeem debt securities, junior subordinated debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities, junior subordinated debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Voting the Preferred Stock or Exercise of Rights Under the Indentures or the Junior Subordinated Indenture

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, junior subordinated debt securities or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to vote the amount of the preferred stock represented by that holder’s depositary shares or how to give instructions or directions with respect to the debt securities, junior subordinated debt securities or preferred stock, as the case may be, represented by that holder’s depository shares.

The record date for the depositary shares will be the same date as the record date for the debt securities, junior subordinated debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock, or to give instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock or giving instructions or directions with respect to the debt securities or junior subordinated debt securities, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, or a complete repayment or redemption of the debt securities or junior subordinated debt securities and the distribution, repayment or redemption proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, junior subordinated debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities, junior subordinated debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities, junior subordinated debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, junior subordinated debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, junior subordinated debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities, junior subordinated debt securities or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the specific terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants.

You should refer to the applicable prospectus supplement for the specific terms of the warrants. These may include the following:

•	the title of the debt warrants;

•	the debt securities for which the debt warrants are exercisable;

•	the aggregate number of the debt warrants;

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants;

•	the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security;

•	the date, if any, from which you may separately transfer the debt warrants and the related securities;

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the debt warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the debt warrants;

•	any special accounting considerations applicable to the debt warrants;

•	any terms providing for the mandatory exercise of the debt warrants;

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants; and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. You should refer to the applicable prospectus supplement for the specific terms of those warrants. These may include the following:

•	the title of the warrants;

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants;

•	the aggregate number of the warrants;

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants;

•	the procedures and conditions relating to the exercise of the warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date, if any, from which you may separately transfer the warrants and the related securities;

•	the date on which your right to exercise the warrants commences, and the date on which your right expires;

•	the maximum or minimum number of the warrants which you may exercise at any time;

•	any special United States federal income tax consequences of the warrants;

•	any special accounting considerations applicable to the warrants;

•	any other terms of the warrants and terms, procedures and limitations relating to your exercise of the warrants; and

•	the designation and terms of the common stock, preferred stock or other securities you may purchase upon exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the applicable prospectus supplement the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the applicable prospectus supplement at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of preferred stock or common stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities or debt obligations of third parties, including United States Treasury securities, securing your obligations to purchase the preferred stock or the common stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale.

We may use agents who we designate to solicit offers to purchase the securities.

•	We will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

•	Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

•	Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of our securities.

•	If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

•	We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.

We may use a dealer to sell the securities.

•	If we use a dealer, we, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our securities.

•	We will include the name of the dealer and the terms of our transactions with the dealer, including the compensation the dealer will receive, in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

Sales of shares of common stock and other securities offered under this prospectus also may be effected from time to time in one or more types of transactions (which may include block transactions, special offerings, exchange distributions, secondary distributions or purchases by a broker or dealer) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which the common stock or other securities are listed, in the over-the-counter market, in hedging or derivatives transactions, negotiated transactions, through options transactions relating to the securities (whether these options are listed on an options exchange or otherwise), through the settlement of short sales or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of common stock offered under this prospectus will be listed on the New York Stock Exchange (or such other stock exchange or automated quotation system on which the common stock is listed at the time of the offering), subject to official notice of issuance.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

•	We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of any securities offered by us under this prospectus other than the common stock and the preferred stock and W. Andrew Macan has passed upon the validity of any common stock and preferred stock offered by us under this prospectus and all matters with respect to New Jersey law. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2006, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2006, as set forth in the reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to the SEC’s website. The information on the SEC’s website, which might be accessible through a hyperlink resulting from this URL, is not and is not intended to be part of this prospectus and is not incorporated into this prospectus by reference.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our definitive Proxy Statement on Schedule 14A filed on March 23, 2007;

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 since December 31, 2006; and

•	the description of our common stock contained in our registration statement on Form 8-A filed by us on February 2, 1984, including any amendments or supplements thereto.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615, Attention: Secretary (telephone: 908-903-2000).

The Chubb Corporation

Debt Securities
Junior Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

PROSPECTUS

March 26, 2007

$

The Chubb Corporation

% Directly-Issued Subordinated Capital Securities (DISCSsm) due 2067

PROSPECTUS SUPPLEMENT

           , 2007

Joint Book-Running Managers
Citigroup
Sole Structuring Advisor
Credit Suisse
Lehman Brothers
Goldman, Sachs & Co.